UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Choice Hotels International, Inc.

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CHOICE HOTELS INTERNATIONAL, INC.

10750 Columbia Pike

SILVER SPRING, MARYLAND 20901

NOTICE OF ANNUAL MEETING

TO BE HELD MAY 1, 2006

To the Shareholders of

CHOICE HOTELS INTERNATIONAL, INC.

The 2006 Annual Meeting of Shareholders of Choice Hotels International, Inc., a Delaware corporation (the “Company”), will be held in the Chesapeake Room at the Choice Hotels Learning Center, 10720 Columbia Pike, Silver Spring, Maryland on May 1, 2006, at 9:00 a.m. (EST) for the following purposes:

1.	To elect three Class III directors to hold office for a three-year term ending at the 2009 Annual Meeting of Shareholders and until their successors are elected and qualified;

2.	To approve the Choice Hotels International 2006 Long-Term Incentive Plan;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

4.	To transact other business properly coming before the Annual Meeting.

Shareholders who owned Company stock as of the close of business on the record date of March 17, 2006, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. Your shares of Common Stock cannot be voted unless you properly execute and return the enclosed proxy card or make other arrangements to have your shares represented at the meeting. A list of Shareholders will be available for inspection at the office of the Company located at 10750 Columbia Pike, Silver Spring, Maryland, at least 10 days prior to the Annual Meeting.

By Order of the Board of Directors

CHOICE HOTELS INTERNATIONAL, INC.

Michael J. DeSantis
Secretary

March 31, 2006

Silver Spring, Maryland

TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED

PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

CHOICE HOTELS INTERNATIONAL, INC.

10750 Columbia Pike

SILVER SPRING, MARYLAND 20901

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 1, 2006

GENERAL INFORMATION

As a shareholder of Choice Hotels International, Inc., you have a right to vote on certain matters affecting the Company. This proxy statement discusses the proposals on which you are voting this year. Please read it carefully because it contains important information for you to consider when deciding how to vote. Your vote is important.

In this proxy statement, we refer to Choice Hotels International, Inc., as “Choice Hotels” or the “Company.”

The annual report (including audited financial statements) for the fiscal year ended December 31, 2005, is being mailed with this proxy statement. The annual report is not part of the proxy solicitation material.

The Board of Directors is sending proxy material to you and all other Shareholders on or about March 31, 2006. The Board is asking for you to vote your shares by completing and returning the proxy card.

Shareholders who owned Company stock as of the close of business on March 17, 2006 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. At the close of business on March 17, 2006, there were 65,341,504 outstanding shares of Common Stock and no outstanding shares of Preferred Stock of the Company.

Principal Auditor Fees and Services	36
Vote Required	36
Board Recommendation	36
SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING	37
SOLICITATION OF PROXIES	37
OTHER MATTERS TO COME BEFORE THE MEETING	37
APPENDIX A—CHOICE HOTELS INTERNATIONAL 2006 LONG-TERM INCENTIVE PLAN

QUESTIONS AND ANSWERS

Q.	Who can vote at the Annual Meeting?

A.	Shareholders who owned Company Common Stock as of the close of business on March 17, 2006, may attend and vote at the Annual Meeting. Each share is entitled to one vote. There were 65,341,504 shares of Company Common Stock outstanding on March 17, 2006.

Q.	Why am I receiving this Proxy statement?

A.	This proxy statement describes proposals on which we would like you, as a shareholder, to vote. It also gives you information on these proposals, as well as other information, so that you can make an informed decision.

Q.	What is the proxy card?

A.	The proxy card enables you to vote whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete and return your proxy card before the meeting date just in case your plans change. By completing and returning the proxy card, you are authorizing Charles A. Ledsinger, Jr. and Ervin R. Shames to vote your shares at the meeting, as you have instructed them on the proxy card.

If a proposal comes up for vote at the meeting that is not on the proxy card, Mr. Ledsinger and Mr. Shames will vote your shares, under your proxy, according to their best judgment.

Q.	On what issues am I voting?

A.	We are asking you to vote on:

•	Proposal 1—the election of three Class III directors;

•	Proposal 2—the approval of the Choice Hotels International 2006 Long-Term Incentive Plan;

•	Proposal 3—the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

Q.	How do I vote?

A.	You may vote by mail: You do this by completing and signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

If you do not mark your voting instructions on the proxy card, your shares will be voted:

•	for the three named nominees for directors,

•	for the approval of the Choice Hotels International 2006 Long-Term Incentive Plan, and

•	for the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

You may vote by telephone. You do this by calling toll-free 1-888-693-8683 on a touch-tone phone and following the simple instructions. You will need your proxy card available when you vote by telephone.

You may vote by Internet. You do this by accessing www.cesvote.com and following the simple instructions. You will need your proxy card available when you vote by Internet.

You may vote in person at the meeting: We will pass out written ballots to anyone who wants to vote at the meeting. However, if you hold your shares in street name, you must request a proxy from your stockbroker in order to vote at the meeting. Holding shares in “street name” means you hold them in an account at a brokerage firm.

Q.	What does it mean if I receive more than one proxy card?

A.	It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and return all proxy cards to ensure that all your shares are voted.

Q.	What if I change my mind after I vote?

A.	You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	signing another proxy with a later date,

•	sending us a written notice of revocation at the following address: Michael J. DeSantis, Secretary, Choice Hotels International, Inc., 10750 Columbia Pike, Silver Spring, Maryland 20901, or

•	voting at the meeting.

Q.	Will my shares be voted if I do not return my proxy card?

A.	If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.

Brokerage firms have authority under New York Stock Exchange (“NYSE”) rules to vote customers’ unvoted shares on some “routine” matters.

If you do not give a proxy to vote your shares, your brokerage firm may either:

•	vote your shares on routine matters, or

•	leave your shares unvoted.

When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. A brokerage firm cannot vote customers’ unvoted shares on non-routine matters. These shares are considered not entitled to vote on non-routine matters, rather than as a vote against the matters.

We encourage you to provide instructions to your brokerage firm by giving your proxy. This ensures your shares will be voted at the meeting.

A purchasing agent under a retirement plan may be able to vote a participant’s unvoted shares. If you are a participant in the Choice Hotels Retirement Savings and Investment Plan or the Non-Qualified Retirement Savings and Investment Plan, the plan’s purchasing agent, under certain circumstances, can vote your shares.

The purchasing agent can vote shares you hold under the plan if the purchasing agent does not receive voting instructions from you. The purchasing agent will vote your unvoted shares in the same proportion as all other plan participants vote their shares.

Q.	How many shares must be present to hold the meeting?

A.	To hold the meeting and conduct business, a majority of the Company’s outstanding shares as of March 17, 2006, must be present at the meeting. This is called a quorum.

Shares are counted as present at the meeting if the shareholder either:

•	is present and votes in person at the meeting, or,

•	has properly submitted a proxy card.

Q.	What are my voting choices when voting on the election of directors?

A.	You may vote either “for” or “withhold” your vote for each nominee.

If you give your proxy without voting instructions, your shares will be counted as a vote for each nominee.

Q.	How many votes must the nominees have to be elected as directors?

A.	The three nominees receiving the highest number of votes “for” will be elected as directors.

Q.	What happens if a nominee is unable to stand for election?

A.	The Board may reduce the number of directors or select a substitute nominee. In the latter case, if you have completed and returned your proxy card, Charles A. Ledsinger, Jr. and Ervin R. Shames can vote your shares for a substitute nominee. They cannot vote for more than three nominees.

Q.	What are my voting choices when voting on the approval the Choice Hotels International 2006 Long-Term Incentive Plan?

A.	You may vote either “for” or “against” the approval of the Plan, or you may “abstain” from voting.

If you give your proxy without voting instructions, your shares will be voted for the approval.

Q.	How many votes are needed to approve the Choice Hotels International 2006 Long-Term Incentive Plan?

A.	If more shares are voted “for” the approval than against it, the Plan is approved, provided that at least a majority of the shares outstanding vote on the matter. Abstentions are not treated as voting on a matter.

Q.	What are my voting choices when voting on the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006?

A.	You may vote either “for” or “against” the ratification, or you may “abstain” from voting.

If you give your proxy without voting instructions, your shares will be voted for the ratification.

Q.	How many votes are needed to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006?

A.	If more shares are voted “for” the ratification than against it, the appointment is ratified. Abstentions are not treated as voting on a matter.

Q.	Who will count the votes?

A.	Voting results are tabulated and certified by a representative of our transfer agent, SunTrust Bank.

Q.	Is my vote kept confidential?

A.	Proxy cards, telephone and Internet voting reports, ballots and voting tabulations identifying shareholders are kept confidential and will not be disclosed to Choice Hotels except as may be necessary to meet legal requirements.

Q.	Where do I find voting results of the meeting?

A.	We will announce preliminary voting results at the meeting. We will publish the final results in our next quarterly report on Form 10-Q after the Annual Meeting. We will file that report with the Securities and Exchange Commission, and you can get a copy by contacting our Investor Relations Department at (301) 592-5026 or the SEC at (202) 551-8090 for the location of its nearest public reference room. You can also get a copy on the Internet through the SEC’s electronic data system called EDGAR at www.sec.gov.

Q.	How can I review the Company’s annual Form 10-K?

A.	The annual report of Choice Hotels on Form 10-K, including the financial statements and the schedules thereto, will be furnished without charge to any beneficial owner of securities entitled to vote at this Annual Meeting. You may view the Form 10-K on the Company’s website at www.choicehotels.com. Click on the Investor Information link on the website. You may also view the Form 10-K through the SEC’s EDGAR system at www.sec.gov. You may also request a copy by contacting our Investor Relations Department at (301) 592-5026.

PROPOSAL 1—ELECTION OF CLASS III DIRECTORS

Nomination

The Company’s Certificate of Incorporation provides that the number of directors must be at least 3 but not more than 12, and must be divided into three classes as nearly equal in number as possible. The exact number of directors is determined from time to time by the Board of Directors, and currently consists of 10 members. The term of each class is three years, and the term of one class expires each year in rotation.

Three Class III directors are to be elected at the Annual Meeting, to hold office until the 2009 Annual Meeting of Shareholders, or until their successors are elected and qualified. The remaining directors will continue to serve the terms consistent with their class, as noted below.

The Board has nominated Fiona Dias, Charles A. Ledsinger, Jr. and Larry R. Levitan to serve as Class III directors for terms of three years, expiring at the 2009 Annual Meeting of Shareholders, or until their successors are elected and qualified. Each of the nominees is currently a member of our Board of Directors.

Vote Required

The accompanying proxy will be voted in favor of each nominee unless the shareholder indicates to the contrary on the proxy. The election of the Company’s directors requires a plurality of the votes cast in person or by proxy at the meeting. Management expects that each of the nominees will be available for election, but if any nominee is unable to serve at the time the election occurs, the proxy will be voted for the election of another nominee to be designated by the Board of Directors.

Board Recommendation

The Board recommends a vote FOR each of these nominees.

BOARD OF DIRECTORS

Nominees

Class III – Nominees for Terms Expiring 2009

Fiona Dias, age 40, director since 2004. Executive Vice President and Chief Marketing Officer, Circuit City Stores, Inc., since March 2006; Senior Vice President and Chief Marketing Officer, Circuit City Stores, Inc., from May 2005 to March 2006; President of Circuit City Direct from March 2003 to April 2005; Senior Vice President of Marketing at Circuit City Stores, Inc., November 2000 to March 2003; Chief Marketing Officer, Stick Networks, Inc., January to November 2000; Vice President, Marketing & Development of Frito-Lay Company from January 1999 to January 2000; Vice President of Corporate Development at Pennzoil Quaker State Company from May 1996 to December 1998. Prior to 1996, she held various brand management positions with The Procter and Gamble Company.

Charles A. Ledsinger, Jr., age 56, director since 1998. President and Chief Executive Officer of the Company since August 1998. He was President and Chief Operating Officer of St. Joe Company from February 1998 to August 1998; Senior Vice President and Chief Financial Officer of St. Joe Company from May 1997 to February 1998; Senior Vice President and Chief Financial Officer of Harrah’s Entertainment, Inc., from June 1995 to May 1997; Senior Vice President and Chief Financial Officer of Promus Companies, Inc., from August 1990 to June 1995. Mr. Ledsinger is a director of FelCor Lodging Trust, Inc., and Darden Restaurants, Inc.

Larry R. Levitan, age 64, director since 1998. Member, IRS Oversight Board from September 2000 to September 2005, serving as Chairman from September 2000 to September 2002. Retired, Managing Partner, Northeast and Southeast Regions and Managing Partner, Communications Industry Practice of Andersen Consulting from September 1989 to August 1997. Mr. Levitan held various other positions with Andersen Consulting from 1963 to 1989. Mr. Levitan is a director of FBR Mutual Funds.

Continuing Directors

Class I – Terms Expiring 2007

William L. Jews, age 54, director from 2000 to 2005 and since March 2006. President and Chief Executive Officer of CareFirst, Inc., since January 1998; President and Chief Executive Officer of Blue Cross Blue Shield of Maryland, Inc., from April 1993 until January 1998. Mr. Jews is a director of The Ryland Group, Inc.

John T. Schwieters, age 66, director since 2005. Vice Chairman of Perseus LLC since April 2000; Managing Partner of Arthur Andersen’s Mid-Atlantic region 1989 to 2000; head of Arthur Andersen’s tax practice from 1974 to 1989. Mr. Schwieters is a director of the Danaher Corporation, Manor Care, Inc., and Smithfield Foods, Inc.

David C. Sullivan, age 66, director since March 2006. Chairman of the advisory board for the Kemmons Wilson School of Hospitality and Resort Management at the University of Memphis since 2004; Chairman of Advisory Board of CoachQuote.com from June 2004 to 2005; Chairman, Chief Executive Officer and Co-founder of ResortQuest International from 1997 to November 2003; Executive Vice President and Chief Operating Officer for Promus Hotel Corporation from 1993 to 1997; Senior Vice President, Hotel Group, for Promus Companies, Inc., from 1990 to 1993; Chief Executive Officer, McNeill Sullivan Hospitality Corp. from 1985 to 1990. Prior to 1985 he held various officer positions with Holiday Inns, Inc., and American Express Co. Mr. Sullivan is a director of Winston Hotels.

Class II – Terms Expiring in 2008

Stewart Bainum, Jr., age 59, director from 1977 to 1996 and since 1997. Chairman of the Board of Choice Hotels International, Inc., from March 1987 to November 1996 and since October 1997; Chairman of the Board of Realty Investment Company, Inc., since December 2005; Chairman of the Board of Sunburst Hospitality Corporation since November 1996. He was a director of Manor Care, Inc., from September 1998 to September 2002, serving as Chairman from September 1998 until September 2001. From March 1987 to September 1998, he was Chairman and Chief Executive Officer of Manor Care, Inc. He served as President of Manor Care of America, Inc., and Chief Executive Officer of ManorCare Health Services, Inc., from March 1987 to September 1998, and as Vice Chairman of Manor Care of America, Inc., from June 1982 to March 1987.

Ervin R. Shames, age 65, director since 2002. An independent management consultant to consumer goods and services companies, advising on management and marketing strategy, since January 1995; Lecturer at the University of Virginia’s Darden Graduate School of Business since 1996. From December 1993 to January 1995, Mr. Shames served as the Chief Executive Officer of Borden, Inc., and was President and Chief Operating Officer of Borden, Inc., from July 1993 until December 1993. He served as President and Chief Executive Officer of Stride Rite Corporation from 1990 to 1992, and then served as its Chairman, President and Chief Executive Officer until 1993. From 1967 to 1989, he served in various management positions with General Foods and Kraft Foods. Mr. Shames serves as a director of Online Resources Corporation and as lead director of Select Comfort Corporation.

Gordon A. Smith, age 47, director since 2004. President, Global Commercial Card Group for American Express Travel Related Services, Inc., since 2005; President of Consumer Card Services Group for American Express Travel Related Services, Inc., from September 2001 to 2005; Executive Vice President of U. S. Service Delivery from March 2000 to September 2001. Mr. Smith joined American Express in 1978 and has held positions of increasing responsibility within the company. His prior positions include serving as Senior Vice President in charge of the American Express Service Center in Phoenix and Senior Vice President of Operations and Reengineering for the Latin America and Caribbean region, as well as senior positions in the U.S. Credit and Fraud operations, at Amex Life Insurance Company and in the international card and Travelers Cheque businesses.

Director Ending Service

Raymond E. Schultz, age 72, director since 1999. Chairman of RES Investments, Inc., since January 1999; Chairman and Chief Executive Officer of Promus Hotel Corporation from December 1997 to January 1999; President, Chief Executive Officer and a director of Promus from April 1995 through December 1997. From 1993 to 1995 he served as President and Chief Executive Officer of the Hotel Division of Promus Companies, Inc. Mr. Schultz is a director of Equity Inns, Inc.

Corporate Governance

The Board currently has ten directors, a substantial majority (eight) of whom the Board has determined are “independent” under the listing standards of the NYSE. The independent directors are Fiona Dias, Larry R. Levitan, William L. Jews, Raymond E. Schultz, John T. Schwieters, Ervin R. Shames, Gordon A. Smith and David C. Sullivan. In determining “independence”, the Board applies the analysis as set forth in the listing standards of the NYSE, except that the Company’s requirements are stricter as follows:

•	No director can be “independent” until five years following the termination or expiration of a director’s employment with the Company, rather than one year as currently required under the NYSE rules; and

•	No director can be “independent” who is, or in the past five years has been, affiliated with or employed by a present or former outside auditor of the Company until five years after the end of either the affiliation or the auditing relationship, rather than one year as currently required under the NYSE rules; and

•	No director can be “independent” if he or she in the past five years has been part of an interlocking directorate, rather than one year as currently required under the NYSE rules.

In fiscal year 2005, the Board held five meetings and each director attended at least 75% of all meetings of the Board and the standing committees of the Board on which he or she served. The Company requires that all Board members attend the annual meeting. In 2005, all of the then Board members attended the annual meeting. The non-management members of the Board are required to meet twice a year in executive session without management. Mr. Shames, the lead independent director, chairs these meetings. Two such meetings were held in 2005.

The Board is responsible for overseeing the overall performance of the Company. Members of the Board are kept informed of the Company’s business through discussions with the Chairman, the Chief Executive Officer and other members of the Company’s management, by reviewing materials provided to them and by participating in board and committee meetings.

In February 2005, the Board of Directors amended the Company’s Rights Agreement (the “Poison Pill”) to accelerate the expiration date to February 14, 2005. As a result of the amendment, the Poison Pill terminated on February 14, 2005.

In November 2003, to further encourage executive officers of the Company to have significant ownership in the Company’s stock and to further align the interests of executive officers with those of shareholders, the Board of Directors established executive share ownership guidelines. The guidelines provide targets for the Chief Executive Officer and the executive officers. Specific features of the guidelines include:

•	Targets based on a multiple of the executive’s base salary (5x for CEO, 3x for executive officers).

•	A requirement that the target be met five years from the start of the program.

•	A restriction on executives from selling any of the restricted stock granted to them until they have met their target share ownership.

•	In the event that an executive does not meet his or her guideline within the prescribed time period, the Company may adjust the amount and/or form of any future cash or equity compensation to assist the executive’s compliance with the guidelines.

To date, the CEO and all executive officers are in compliance with the guidelines.

Committees of the Board

The standing committees of the Board of Directors include the Audit Committee, the Compensation/Key Executive Stock Option Plan Committee, the Nominating and Corporate Governance Committee and the Diversity Committee. The charter for each of these committees is included in the investor relations section of the Company’s website at www.choicehotels.com. All of the current members of each standing committee are independent, as required by the committee charters and the current listing standards of the NYSE.

The table below provides a description of functions, current membership and meeting information for each of the Board committees for the fiscal year.

Name of Committee and Members	Functions of the Committee	Meetings held in 2005
Compensation/Key Executive Stock Option Plan Ervin R. Shames, Chair Raymond E. Schultz Gordon A. Smith

•   Administers the Company’s equity compensation plans and grants stock options and restricted stock thereunder;

•   Reviews compensation of officers and key management employees;

•   Recommends development programs for employees such as training, bonus and incentive plans, pensions and retirement;

•   Reviews other employee fringe benefit programs;

•   Reviews succession plan and management development;

•   Sets criteria and guidelines for performance of CEO;

•   Assesses performance of CEO against objectives;

•   Produces annual committee report for the Company’s proxy statement.

Four
Audit Larry R. Levitan, Chair Raymond E. Schultz Ervin R. Shames John T. Schwieters

•   Confers separately with independent accounting firm and internal auditors regarding scope of management examinations;

•   Reviews reports of independent accountants and internal auditors, press releases and annual and quarterly reports for filing with the SEC;

•   Reviews report of independent accountants about internal controls;

•   Establishes and monitors complaints procedure regarding accounting and auditing matters;

•   Pre-approves all audit and non-audit services by independent accounting firm;

•   Determines selection, compensation and appointment of independent accountants and oversees their work;

•   Reviews Company’s policies with respect to risk management.

Five

Name of Committee and Members	Functions of the Committee	Meetings held in 2005
Nominating & Corporate Governance Raymond E. Schultz, Chair Ervin R. Shames Fiona Dias

•   Administers the Company’s Corporate Governance Guidelines (see below);

•   Determines the size and composition of the Board;

•   Engages search firms and recommends candidates to fill vacancies on the Board;

•   Determines actions to be taken with respect to directors who are unable to perform their duties;

•   Sets the Company’s policies regarding the conduct of business between the Company and any other entity affiliated with a director;

•   Determines the compensation of non-employee directors.

Two

Diversity Committee Fiona Dias, Chair Gordon A. Smith Larry R. Levitan

•   Develops policies to ensure equality of opportunities within the Company;

•   Reviews and oversees with management the Company’s diversity initiative and programs;

•   Reviews the Company’s efforts to increase relationships and links with female and minority-owned suppliers and service providers.

Two

The Board has determined that Larry R. Levitan, Chairman of the Audit Committee, and John T. Schwieters, a member of the Audit Committee, are qualified as audit committee financial experts within the meaning of SEC regulations, and that they have accounting and related financial management expertise within the meaning of the listing standards of the NYSE. Mr. Schwieters currently serves on the audit committees of three other public companies. The Board of Directors has determined that such service does not impair the ability of Mr. Schwieters to continue to serve on our Audit Committee.

Corporate Governance Guidelines

The Corporate Governance Guidelines, adopted by the Board of Directors, are a set of principles that provide a framework for the Company’s corporate governance. The Corporate Governance Guidelines are available in the investor relations section of the Company’s website at www.choicehotels.com. The main tenets of the Guidelines are:

•	Create value for shareholders by promoting their interests

•	Focus on the future: formulate and evaluate corporate strategies

•	Duty of loyalty to the Company by Directors

•	Annual CEO evaluation by independent directors

•	Annual approval of 5-year strategic plan and one-year operating plan

•	Annual assessment of Board and Committee effectiveness by Nominating & Corporate Governance Committee

•	Annual self-assessment by Board Committees

•	No interlocking directorships

•	Directors are required to reach and maintain ownership of $150,000 of Company stock

•	Annual report of succession planning and management development by CEO

Corporate Ethics Policy

The Board of Directors has established a Corporate Ethics Policy to aid each director, officer and employee of the Company (including the chief executive officer, chief financial officer and corporate controller) and its subsidiaries in making ethical and legal decisions in his or her daily work. The Corporate Ethics Policy is available in the investor relations section of the Company’s website at www.choicehotels.com. The Company intends to post amendments to or waivers from the Corporate Ethics Policy (to the extent applicable to the chief executive officer, chief financial officer and corporate controller) at the same location on the Company’s website.

Compensation Committee Interlocks & Insider Participation

During 2005:

•	None of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•	None of the members of the Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeded $60,000;

•	None of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if there was no such committee like that, the entire board of directors) of another entity where one of that entity’s officers served on the Company’s Board Compensation Committee or one of its executive officers served as a director on the Company’s Board; and

•	None of the Company’s executive officers was a director of another entity where one of that entity’s officers served on the Company’s Compensation Committee.

Compensation of Directors

We do not pay directors who are also officers of the Company additional compensation for their services as directors. In 2005, compensation for non-employee directors included the following:

•	An annual retainer of restricted stock with a fair market value of $80,000, which vests in three annual installments beginning one year after the grant date.

•	$2,000 for each Board or committee meeting attended in person; $1,000 for each committee meeting attended telephonically.

•	$3,000 for the chair of each committee meeting chaired in person, $1,500 for each committee meeting chaired telephonically.

•	$1,000 for the lead independent director for each meeting chaired by the lead independent director.

•	$5,000 annual retainer for the Audit Committee chairman.

•	A restricted stock grant at the time of his or her initial election with a fair market value of $50,000, which vests in three annual installments beginning one year after the grant date.

•	Expenses of attending Board and Committee meetings.

Non-employee directors may elect once a year to defer a minimum of 25% of committee fees to be earned during the year. Any fees that are deferred are used to purchase shares of the Company’s Common Stock. Such shares are distributed to the director at the time he or she ceases service as a director.

The compensation for non-employee directors was based on competitive information analysis and reports of outside consultants to the Board. The Board regularly reviews Board compensation.

Contacting the Board of Directors

You may contact an individual director, the lead independent director of the Board of Directors, or the independent directors as a group by the following means:

Mail:	Choice Hotels International, Inc. 10750 Columbia Pike Silver Spring, MD 20901 Attn: Board of Directors

E-Mail:	board@choicehotels.com

Each communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. The Company will initially receive and process communications before forwarding them to the addressee. The Company generally will not forward to the directors a shareholder communication that it determines to be primarily commercial in nature or relates to an improper or irrelevant topic, or that requests general information about the Company.

Shareholder Nomination of Director Candidates

The Nominating and Corporate Governance Committee administers the process for nominating candidates to serve on the Company’s Board of Directors. The Committee recommends candidates for consideration by the Board as a whole, which is responsible for appointing candidates to fill any vacancy that may be created between meetings of the shareholders and for nominating candidates to be considered for election by shareholders at the Company’s Annual Meeting.

The Board has established selection criteria to be applied by the Nominating and Corporate Governance Committee and by the full Board in evaluating candidates for election to the Board. These criteria include: (i) independence, (ii) integrity, (iii) experience and sound judgment in areas relevant to the Company’s business, (iv) a proven record of accomplishment, (v) willingness to speak one’s mind, (vi) the ability to commit sufficient time to Board responsibilities, (vii) the ability to challenge and stimulate management, and (viii) belief in and passion for the Company’s mission and vision. The Committee also periodically reviews with the Board the appropriate skills and characteristics required of Board members in the context of the current membership of the Board. This assessment includes considerations such as diversity, age and functional skills in relation to the perceived needs of the Board from time to time.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying potential nominees for election to the Board, including consideration of candidates recommended by directors, officers or shareholders of the Company. The Committee also uses one or more professional search firms or other advisors to assist the Committee in identifying candidates for election to the Board. This is the first time that shareholders will vote on the election of Ms. Dias. The Board of Directors, in accordance with the Company’s bylaws, appointed Ms. Dias to our Board in September 2004 to fill a vacancy on the Board and to serve as a Class III director. She was originally recommended as a director by the Board’s Nominating and Corporate Governance Committee after being identified by a third party search firm.

Shareholder nominations of candidates for membership on the Board should be submitted in accordance with the terms of our Bylaws as set forth in “SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING” herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table shows how much Company Common Stock is owned by (i) each director of the Company, (ii) the Company’s chief executive officer, (iii) the four most highly compensated executive officers, (iv) all officers and directors of the Company as a group and (v) all persons who are known to own beneficially more than 5% of the Company’s Common Stock, as of March 1, 2006. Unless otherwise specified, the address for each of them is 10750 Columbia Pike, Silver Spring, Maryland 20901.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)		Right to Acquire(2)	Unvested Restricted Stock(3)	Percentage of Shares Outstanding(4)
Stewart Bainum, Jr.	11,437,818	(5)(6)	282,266	0	17.9	%(5)
Fiona Dias	1,334		0	3,914	*
Larry Levitan	23,131		12,666	5,804	*
Raymond Schultz	50,991		14,332	5,804	*
John T. Schwieters	205		0	1,634	*
Ervin Shames	13,264		11,332	5,804	*
Gordon Smith	1,237		0	3,924	*
Charles Ledsinger, Jr.	464,303		905,326	161,727	2.3%
Joseph Squeri	153,860	(7)	42,548	61,130	*
Wayne Wielgus	44,879		45,700	20,000	*
Thomas Mirgon	47,388		131,318	10,800	*
Michael DeSantis	106,392		199,550	9,600	*
All Directors and Executive Officers as a Group (18 persons)	12,430,690		1,983,300	345,901	21.9%
Barbara Bainum	11,076,556	(5)(8)	—	—	17.0	%(5)
Bruce Bainum	15,924,884	(5)(9)	—	—	24.4	%(5)
Roberta Bainum	11,672,476	(5)(10)	—	—	17.9	%(5)
Stewart Bainum	15,797,426	(5)(11)	—	—	24.2	%(5)
Barclays Global Investors, N.A.	7,719,103	(12)	—	—	11.8%
Goldman Sachs Asset Management, L.P.	3,984,576	(13)	—	—	6.1%
Realty Investment Company, Inc.	7,135,738	(14)	—	—	10.9	%(5)

*	Less than 1% of class.
1	Includes shares for which the named person has: (i) sole voting and investment power, (ii) shared voting and investment, (iii) in an account under the Choice Hotels Retirement Savings and Investment Plan (401(K) Plan)) or the Choice Hotels Nonqualified Retirement Savings and Investment Plan. Does not include: (i) shares that may be acquired through stock option exercises within 60 days, or (ii) unvested restricted stock holdings, each of which is set out in separate columns.
2	Shares that can be acquired through stock option exercises within 60 days of March 1, 2006.
3	Shares subject to a vesting schedule, forfeiture risk and other restrictions.
4	Percentages are based on 65,196,600 shares outstanding on March 1, 2006, plus, for each person, the shares that would be issued assuming that such person exercises all options it holds which are exercisable within 60 days.
5	Because of SEC reporting rules, shares held by Realty Investment Company, Inc. (“Realty”), a real estate management and investment company, and certain Bainum family entities are attributed to Realty and more than one of the Bainums included in this table because Realty and such named Bainums have shared voting or dispositive control. Realty and members of the Bainum family (including various partnerships, corporations and trusts established by members of the Bainum family) in the aggregate have the right to vote 30,851,754 shares, approximately 47.3% of the outstanding shares of Company common stock on March 1, 2006.
6

Includes 3,011,414 shares owned by the Stewart Bainum, Jr. Trust of which Mr. Bainum, Jr. is the sole trustee and beneficiary. Also includes 7,135,738 shares held by Realty, which Mr. Bainum, Jr.’s trust owns voting stock and has shared voting authority; 1,200,000 shares owned by Mid Pines Associates Limited Partnership (“Mid Pines”), in which Mr. Bainum, Jr.’s trust is managing general partner and has shared voting authority; 70,346 shares owned by the Stewart Bainum Jr. Grantor Retained Annuity Trust, of which Mr. Bainum is the sole trustee and current income beneficiary; and 13,032 shares owned by Mr. Bainum’s minor children. Also includes 7,288 shares that Mr. Bainum, Jr. has the right to receive upon termination of his employment with the Company pursuant to the terms of the Company’s retirement plans.

7	Includes 3,188 shares held by his spouse.
8	Includes 2,411,376 shares owned by the Barbara Bainum Trust of which Ms. Bainum is the sole trustee and beneficiary. Also includes 1,200,000 shares owned by Mid Pines, in which Ms. Bainum’s trust is a general partner and has shared voting authority; 7,135,738 shares owned by Realty, in which Ms. Bainum’s trust owns voting stock and has shared voting authority; and 136,484 shares owned by the Barbara Bainum Grantor Retained Annuity Trust—of which Ms. Bainum is the sole trustee and current income beneficiary. Also includes 192,958 shares owned by trusts for the benefit of Ms. Bainum’s adult son and nephews of which Ms. Bainum is the sole trustee. Ms. Bainum’s address is 10770 Columbia Pike, Silver Spring, Maryland 20901.
9	Includes 4,119,877 shares owned by the Bruce Bainum Trust of which Mr. Bainum is the sole trustee and beneficiary. Also includes 3,183,686 shares owned by the Roberta Bainum Irrevocable Trust, of which Mr. Bainum is the trustee. Also includes 1,200,000 shares owned by Mid Pines, in which Mr. Bainum’s trust is a general partner and has shared voting authority; 7,135,738 shares owned by Realty in which Mr. Bainum’s trust owns voting stock and has shared voting authority; and 130,749 shares owned by the Bruce Bainum Grantor Retained Annuity Trust—of which Mr. Bainum is the sole trustee and current income beneficiary. Also includes 133,332 shares owned by trusts for the benefit of Mr. Bainum’s adult sons of which Mr. Bainum is the sole trustee and 21,502 shares owned by Mr. Bainum’s minor child. Mr. Bainum’s address is 10770 Columbia Pike, Silver Spring, Maryland 20901.
10	Includes 1,200,000 shares owned by Mid Pines, in which Ms. Bainum is a general partner and has shared voting authority; 3,183,686 shares owned by the Roberta Bainum Irrevocable Trust, in which Ms. Bainum is the sole beneficiary; 7,135,738 shares owned by Realty in which Ms. Bainum is a Director, her trust owns stock and she has shared voting authority; and 153,052 shares owned by the Roberta Bainum Grantor Retained Annuity Trust—of which Ms. Bainum is the sole trustee and current income beneficiary. Ms. Bainum’s address is 10770 Columbia Pike, Silver Spring, Maryland 20901.
11	Includes 3,906,286 shares held directly by the Stewart Bainum Declaration of Trust, of which Mr. Bainum is the sole trustee and beneficiary; 7,135,738 shares held directly by Realty, in which Mr. Bainum and his wife’s trusts own voting stock and have shared voting authority; 224,400 shares held by Cambridge Investments, LLC in which Mr. Bainum is a member; and 60,000 shares owned by Edelblut Associates, Inc., a private investment company in which Mr. Bainum’s trust owns all the stock. Also includes 4,471,002 shares held by the Jane L. Bainum Declaration of Trust, the sole trustee and beneficiary of which is Mr. Bainum’s wife. Mr. Bainum’s address is 10770 Columbia Pike, Silver Spring, Maryland 20901.
12	The Company is relying on the Schedule 13G, filed on January 26, 2006, by Barclays Global Investors, N.A., Barclays Global Fund Advisors, and Barclays Global Investors, Ltd. The address for Barclays Global Investors, N.A. and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, CA 94105. The address for Barclays Global Investors, Ltd. is Murray House, 1 Royal Mint Court, London, EC3N 4HH.
13	The Company is relying on the Schedule 13G, filed on February 1, 2006, by Goldman Sachs Asset Management, L.P. The address for Goldman Sachs is 32 Old Ship, New York, New York 10005.
14	Realty is controlled by members of the Bainum family, including Stewart Bainum, Sr., Stewart Bainum, Jr., Barbara Bainum, Bruce Bainum and Roberta Bainum. Realty’s address is 10770 Columbia Pike, Silver Spring, Maryland 20901.

EXECUTIVE COMPENSATION

This table shows, for the last three fiscal years, compensation information for the Company’s Chief Executive Officer and the next four most highly compensated executive officers. We refer to each of these officers as a “Named Officer”.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Annual Compensation					Long-Term Compensation
							Restricted Stock Awards ($)(2)		Securities Underlying Options	All Other Compensation(3)
		Salary		Bonus(1)		Other
Charles A. Ledsinger, Jr.	2005		$715,384		$790,500	—		$2,025,628	80,000		$79,731
President & Chief Executive Officer	2004		$675,962		$703,001	—		$967,500	—		$58,043
	2003		$641,543		$646,355	—		—	180,000		$67,887

Joseph M. Squeri	2005		$398,323		$385,000	—		$596,000	40,000		$44,061
Executive Vice President, Operations & Chief Financial Officer	2004		$346,538		$317,914	—		$756,140	—		$38,236
	2003		$318,270		$262,075	—		—	75,000		$40,032

Wayne W. Wielgus	2005		$358,385		$330,000	—		$298,250	34,000		$26,379
Executive Vice President & Chief Marketing Officer	2004		$344,385		$287,902	—		$384,000	—		$25,329
	2003		$330,501		$263,182	—		—	70,000		$28,309

Thomas L. Mirgon	2005		$309,308		$225,000	—		—	24,000		$33,137
Senior Vice President, Human Resources and Administration	2004		$302,961		$246,368	—		$345,600	—		$33,333
	2003		$293,962		$229,529	—		—	60,000		$36,883

Michael J. DeSantis Senior Vice President, General Counsel and Secretary	2005 2004 2003	$ $ $	282,731 271,731 260,732	$ $ $	250,000 220,972 203,583	— — —	$	— 307,200 —	26,000 — 60,000	$ $ $	31,057 29,820 31,570

1.	Represents the bonus earned in such fiscal year, but paid in February of the following year.

2.	The named officers are entitled to all dividends on such shares. No restricted stock award reported in the Summary Compensation Table will vest, in whole or in part, in under three years from the date of grant. The total number of restricted shares held by each Named Officer at the end of fiscal year 2005 and the aggregate value of all restricted shares held by such Named Officer is as follows:

Named Officer	Aggregate Restricted Holdings as of December 31, 2005	Value of All Restricted Shares as of December 31, 2005
Charles A. Ledsinger, Jr.	188,127	$7,856,184
Joseph M. Squeri	62,160	$2,595,802
Wayne W. Wielgus	30,000	$1,252,800
Thomas L. Mirgon	21,200	$885,312
Michael J. DeSantis	19,600	$818,496

3.	For Messrs. Ledsinger, Squeri, Wielgus, Mirgon and DeSantis, represents amounts contributed by the Company under its 401(k) Plan and Executive Deferred Compensation Plan, which provide retirement and other benefits to eligible employees, including the named officers.

Aggregated Option Exercises In 2005

and Year-End Option Values

Named Officer	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at December 31, 2005		Value of Unexercised In-The- Money Options at December 31, 2005(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Charles A. Ledsinger, Jr.	663,800	$17,319,836	825,326	244,000	$28,204,486	$6,097,910
Joseph M. Squeri	126,400	$2,687,120	6,812	121,800	$221,759	$3,012,325
Wayne W. Wielgus	41,100	$1,151,715	10,900	104,000	$343,877	$2,601,155
Thomas L. Mirgon	144,930	$3,561,070	103,518	82,000	$3,370,248	$2,106,315
Michael J. DeSantis	110,892	$2,972,468	199,600	84,000	$6,625,013	$2,129,995

1.	The closing price of Company Common Stock on December 30, 2005, was $41.76. The value is calculated on the basis of the difference between the option exercise price and such fair market value multiplied by the number of shares of Company Common Stock underlying the option.

Stock Option Grants in 2005

	Individual Grants(1)				Potential Realizable Value of Assumed Rate of Stock Price Appreciation for Option Term
Name	Number of Options Granted	Percentage of Total Options Granted to all Employees in 2005	Exercise Base Price Per Share	Expiration Date
					5%	10%
Charles A. Ledsinger, Jr.	1,340	0.38%	$29.92	02/14/2015	$25,214	$63,898
	78,660	22.13%	$29.92	02/14/2015	$1,480,108	$3,750,884

Joseph M. Squeri	10,000	2.81%	$29.92	02/14/2015	$188,165	$476,848
	30,000	8.44%	$29.92	02/14/2015	$564,496	$1,430,543

Wayne W. Wielgus	4,550	1.28%	$29.92	02/14/2015	$85,615	$216,966
	29,450	8.29%	$29.92	02/14/2015	$554,147	$1,404,317

Thomas L. Mirgon	6,000	1.69%	$29.92	02/14/2015	$112,899	$286,109
	18,000	5.06%	$29.92	02/14/2015	$338,697	$858,326

Michael J. Desantis	6,500	1.83%	$29.92	02/14/2015	$122,307	$309,951
	19,500	5.49%	$29.92	02/14/2015	$366,922	$929,853

1.	For each officer, the number of incentive stock options is listed in the first line and the number of non-qualified stock options is listed in the second line.

Employment Agreements

Effective September 25, 2004, the Company entered into an employment agreement with Stewart Bainum, Jr., providing for Mr. Bainum, Jr.’s continued employment as Chairman of the Company’s Board of Directors. The agreement provides for a set salary of $50,000 per year, medical benefits, office space and secretarial assistance. The agreement shall continue in effect until Mr. Bainum, Jr. resigns or fails to be re-elected as Chairman of the Board of Directors.

The Company entered into an amended and restated employment agreement with Charles A. Ledsinger, Jr. on December 20, 2005. The amended agreement has a term of four years from December 20, 2005, and provides for an initial base salary of $720,000 per annum, subject to annual adjustments and a target bonus of 100% of his base compensation, based on Company performance. His current 2006 base salary is $755,000. Pursuant to the amended employment agreement, Mr. Ledsinger was granted 51,727 shares of restricted stock of the Company (equal to the fair market value of $2,000,000 on the effective date of the agreement), which will vest ratably over four annual installments beginning in December 2006. The agreement provides that at age 55, Mr. Ledsinger will be deemed to have ten years of service for purposes of the Executive Deferred Compensation Plan (discussed below) and credited with ten years of service in addition to his actual years of service for purposes of the Supplemental Executive Retirement Plan (discussed below). The agreement also contains a change of control provision which provides for a severance payment equal to 250% of his base salary and 250% of his prior year’s bonus if he is terminated within 12 months of a change of control of the Company.

The Company has entered into employment agreements with each of the officers listed below. Each agreement is for a term of five years from the effective date (such term automatically extends for one year periods unless notice is given) and provides for a specified base salary, which is subject to annual adjustment, and an annual bonus up to a specified percentage of that officer’s base salary. The annual bonus is based on performance criteria. Each agreement also contains a change of control provision which provides for a severance payment equal to 200% of the officer’s base salary and 200% of his prior year’s bonus if he is terminated within 12 months of a change of control of the Company.

The following table provides the term and compensation payable under each officer’s employment agreement:

Officer	Effective Date	2006 Base Compensation	2006 Target Bonus
Joseph M. Squeri	June 3, 1999	$433,000	65% of Base
Wayne W. Wielgus	August 18, 2000	$373,000	55% of Base
Thomas L. Mirgon	April 13, 1999	$316,000	50% of Base
Michael J. DeSantis	April 13, 1999	$295,000	50% of Base

Retirement Plans

The Company has adopted the Choice Hotels International, Inc. Amended and Restated Supplemental Executive Retirement Plan (the “SERP”). Participants are the CEO and executive officers. Participants in the SERP receive a monthly benefit for life based upon final average salary and years of service. The table below sets forth estimated annual benefits payable upon retirement to persons in specified compensation and years of service classifications.

Final Average Salary	Credited Years of Service
	15	20	25 or more
$ 500,000	$ 75,000	$112,500	$150,000
$ 600,000	$ 90,000	$135,000	$180,000
$ 700,000	$105,000	$157,500	$210,000
$ 800,000	$120,000	$180,000	$240,000
$ 900,000	$135,000	$202,500	$270,000
$1,000,000	$150,000	$225,000	$300,000
$1,100,000	$165,000	$247,500	$330,000
$1,200,000	$180,000	$270,000	$360,000
$1,300,000	$195,000	$292,500	$390,000
$1,400,000	$210,000	$315,000	$420,000
$1,500,000	$225,000	$337,500	$450,000

Final Average Salary generally corresponds to the amounts shown in the Summary Compensation Table under the headings Salary and Bonus. Final Average Salary is the average of the monthly base salary and bonuses earned in a 60 month period that produces the highest average out of the 120 months of employment, prior to the early retirement date or the normal retirement date, as the case may be. The nominal retirement age is

65, and participants must have a minimum of 5 years of service. Participants may select early retirement after age 55, but before age 65, if they have 10 years of service.

Assuming that the following officers continue to be employed by the Company until they reach age 65, their credited years of service are as follows:

Name of Individual	Current Years of Service		Years of Service at Age 65
Charles A. Ledsinger, Jr.(1)	17	(1)	26
Joseph M. Squeri	9		33
Wayne W. Wielgus	6		19
Thomas L. Mirgon	9		24
Michael J. DeSantis	10		28

1.	Reflects an additional 10 years of service credited to Mr. Ledsinger, upon attaining age 55, in accordance with the terms of his employment agreement.

The above benefits are straight life annuity amounts, although participants have the option of selecting a joint and 50% survivor annuity or ten-year certain payments. The benefits are not subject to offset for social security and other amounts.

In October 1997, the Company established the Choice Hotels International, Inc. Retirement Savings and Investment Plan (the “401(k) Plan”). The 401(k) Plan is a defined contribution retirement, savings and investment plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and includes a cash or deferred arrangement under Section 401(k) of the Code. All employees age 21 or over and who have worked for the Company for three months are eligible to participate. Subject to certain non-discrimination requirements, each employee will be able to contribute an amount to the 401(k) Plan on a pre-tax basis of up to the current Federal limit of $15,000. In addition, employees who are age 50 or older may contribute up to an additional $5,000 as pre-tax “catch-up” contributions. The Company will match contributions made by its employees subject to certain limitations. The amount of the match will be equal to a specified percentage of the amount of salary reduction contributions (other than catch-up contributions) made on behalf of a participant during the plan year. Amounts contributed by the Company pursuant to its 401(k) Plan for Named Officers are included in the Summary Compensation Table under the column headed “All Other Compensation.”

In 2002, the Company adopted the Choice Hotels International, Inc. Executive Deferred Compensation Plan (“EDCP”), which became effective January 1, 2003. The CEO and executive officers participate in the EDCP. Participants in the EDCP are not entitled to participate in the Non-Qualified Savings Plan. Under the EDCP, participants may defer up to 90% of their base salary and 100% of their bonus. The Company will match up to 15% of any deferred salary under both the EDCP and 401(k) Plan, offset by the amount of matching contributions made under the 401(k) Plan. The participant’s right to any Company match amount vests at 20% per year from the time the participant was first hired. After the fifth year of service, all past and future match amounts are 100% vested. A participant may elect a return at either the annual yield of the Moody’s Average Corporate Bond Rate Yield Index plus 3% or a return based upon returns which track an investment portfolio selected by the EDCP’s administrators. Amounts contributed by the Company under the EDCP for the Named Officers is included in the Summary Compensation Table under the column labeled “All Other Compensation.”

THE FOLLOWING COMPENSATION COMMITTEE REPORT AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

In this section, we describe our executive compensation policies and practices, including the compensation we pay our Chief Executive Officer and the next four most highly compensated executive officers.

BOARD COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

Role and Composition of Compensation Committee

The Compensation/Key Executive Stock Option Plan Committee consists of Ervin R. Shames, Raymond E. Schultz and Gordon A. Smith. No member of our committee during 2005 was an employee of the Company or any of its subsidiaries. Each member qualifies as a “non-employee director” under Rule 16b-3 of the Securities and Exchange Act of 1934, as an “outside director” as defined in Section 162(m)(3) of the Internal Revenue Code and as “independent” under the listing standards of the NYSE. The responsibilities of the Committee include:

•	Review and approval of total compensation of officers and key management employees including base salaries, annual incentive awards, and long term equity incentive awards;

•	Administration of the Company’s annual incentive plan and long term equity compensation plans and grants of awards there under;

•	Review competitiveness of compensation programs for officers and key management employees. Recommend development of compensation programs that link rewards to achievement of corporate objectives;

•	Review other employee fringe benefit programs;

•	Review succession plan and management development;

•	Establish criteria and guidelines for performance of CEO and assess performance of CEO against objectives.

The following philosophy and principles have been set forth as a framework within which our committee operates.

Compensation Philosophy and Guiding Principles

•	Deliver competitive total compensation opportunities in order to attract and retain talented management. We compare our compensation against lodging companies, with and without franchise operations, as well as non-hotel franchise companies in the service industry (“comparison group”). Total compensation is targeted to approximate the median compensation of the competitive market data and comparison companies.

•	Differentiate total compensation based on achievement of pre-defined performance objectives. We position base pay at market (50th percentile) so that total compensation can vary based on performance by means of variable pay. Our annual and long-term incentive programs are designed to deliver above market median compensation when we out-perform our “comparison group” and enhance shareholder value through sustained improvement in earnings per share. Similarly, total compensation may lag the market when performance goals are not achieved.

•	Align management interests with our shareholders through stock ownership guidelines. We recognize the concept that executive officers individually, and as a group, should have a significant ownership stake in the Company and have established stock ownership requirements for company officers.

The Committee retained an external compensation consultant in 2005 to provide a comprehensive assessment of our executive compensation pay practices and provide proposals to ensure the structure of our compensation programs are optimally aligned with our compensation principles.

Components of Executive Compensation

Base Salary.    Our base salary pay practice is to target compensation at the competitive median (50th percentile) of the market range among the comparison group for each executive officer and to adjust as appropriate based on each executive’s experience and performance. Base salaries are reviewed annually in February. Annual merit adjustments for the executive officers affecting base compensation were most recently considered in February 2006.

Annual Incentive Compensation.    The annual cash incentive plan provides executive officers the opportunity to earn an annual bonus upon achievement of specified objectives. The target bonus levels range from 45% to 65% of base salary based on position for members of the senior management team. The program is structured to pay the target bonus level upon achievement of the Company’s Earnings Per Share (EPS) goal and to pay a varying percentage of the bonus target for EPS performance above or below the annual goal. The percentage of the bonus target payable (“EPS Adjusted Target”) can range from 0% to 200% depending on actual EPS results. In 2005, 50% of the EPS Adjusted Target award for executive officers, excluding the President and CEO, was subject to adjustment based on achieving individual performance objectives. For the 2006 fiscal year, 100% of the EPS Adjusted Target award will be subject to individual performance adjustment to reflect greater individual performance differentiation. These performance objectives, where applicable, could include licensee/customer satisfaction, RevPAR improvement, and other relevant measures, and would incorporate each executive officer’s accountability for the successful execution of key initiatives tied to achievement of the Company’s strategic plan. In no event may the bonus exceed 200% of the target bonus level established by position.

The target bonus level for the President and CEO was 65% of base salary for fiscal year 2005 and was increased to 100% of base salary for fiscal year 2006. Consistent with the previous five performance years, the President and CEO’s bonus is based solely on attainment of the EPS goal. For the fiscal year ended December 31, 2005, for which bonuses were paid in February 2006, actual pay out exceeded the financial targets set by the Committee.

Long-Term Incentive Compensation.    The Company awards long-term incentives under the 1997 Long Term Incentive Plan. The plan gives the Committee the latitude of awarding Incentive Stock Options, non-qualified stock options, restricted stock, and other types of long-term incentive awards. The Committee established a competitive range of equity value utilizing competitive market data from which executive equity awards could be determined. In 2006, the Company granted 25% of each executive officer’s long-term incentive in the form of performance vested restricted stock units, which vest in three years from the date of grant if cumulative performance targets are met. The remaining 75% of the 2006 award was in the form of stock options which vest ratably over four years. The Company is seeking approval for the 2006 Long-Term Incentive Plan from which the Committee contemplates making future long-term incentive grants (see Proposal II, page 23).

Other Compensation.    Our executive officers, including the President and CEO, are eligible to receive certain benefits not available to other full-time employees. These benefits include:

•	Selected executive officers may defer a portion of their total cash compensation under a non-qualified deferred plan that offers a range of investment options, including a rate equal to 3% above the annual yield of the Moody’s Average Corporate Bond Yield Index. Participants are eligible to receive matching contributions from the Company. These benefits, in conjunction with our SERP benefits, offer a competitive level of supplemental retirement benefits.

•	The Company pays for expenses incurred by selected executive officers, including, tax and financial planning, club membership, supplemental life insurance, health care expenses, and automobile expenses, subject to caps depending on position.

Change in Control and Severance Arrangements.    Selected executive officers, including the President and CEO, have employment contracts that provide for change in control and severance arrangements. See “Employment Agreement” on page 17 for a description of these arrangements.

The Committee believes that total compensation for the President and Chief Executive Officer and for all of the other executive officers is aligned with comparison group pay levels and is structured to drive superior performance necessary to achieve Company performance objectives and creation of shareholder value.

Compensation of the Chief Executive Officer

The Committee annually reviews and approves the total compensation for Mr. Ledsinger, President and Chief Executive Officer. His base salary is established pursuant to the terms of his employment agreement, amended December 20, 2005, and approved by the Committee. The base salary is reviewed each year by the Committee and is subject to merit increases based primarily on his achievement of performance objectives and the comparison to competitive market data and the comparison companies. The performance objectives vary from year to year, but in general relate to such matters as positioning the Company for growth, achieving the Company’s strategic plan and other various financial goals. Although no specific weights are assigned to any particular objective, a greater emphasis is placed on corporate and personal performance than on competitive practices within the industry. In February 2006, the Committee approved a 4.9% annualized merit increase to Mr. Ledsinger’s base salary.

Under the 2006 annual cash bonus program, Mr. Ledsinger has the potential to receive a target bonus of up to 100% of his base salary if bonus objectives are achieved and up to a maximum of 200% if targets are substantially exceeded. Unlike the other executive officers, Mr. Ledsinger’s bonus objectives are tied 100% to earnings per share.

Mr. Ledsinger received a grant of 51,727 restricted shares (valued at $2,000,000 on date of grant) upon renewal of his Employment Contract on December 20, 2005. These shares vest in four equal annual installments. Mr. Ledsinger is eligible for annual grants pursuant to the Company’s Long-Term Incentive Plan. He was granted 58,856 stock options and 9,006 shares of performance-vested restricted stock units on February 13, 2006.

The Committee believes that Mr. Ledsinger’s total compensation is competitive based on his performance.

Policy with Respect to Qualifying Compensation for Deductibility

Section 162(m) of the Code imposes a $1 million ceiling on tax-deductible compensation paid to the Chief Executive Officer and the next four most highly compensated executive officers. Certain types of compensation are only deductible if performance criteria are set and shareholders have approved the compensation arrangements. The Company believes that while it is generally in the best interest of shareholders to structure compensation plans so that compensation is deductible under Section 162(m), there may be times when the benefit of the deduction would be outweighed by other corporate objectives, such as the need for flexibility.

Restricted stock and stock option awards under the Company’s 1997 Long-Term Incentive Plan do not meet the requirement necessary for exemption as performance-based compensation. Mr. Ledsinger was granted the following shares of non-performance based restricted stock, which vest in five equal annual installments beginning one year after the grant: 200,000 on November 13, 2002 and 50,000 on February 10, 2004; he was granted the following shares of non-performance based restricted stock, which will vest in four equal annual installments beginning one year after the grant: 51,727 on December 20, 2005. At vesting, the fair market value of such shares will be compensation to Mr. Ledsinger and included in calculating the $1 million ceiling unless he elects to defer receipt of such shares at vesting. For 2003, 2004, 2005, and 2006 Mr. Ledsinger elected to defer the shares vesting in those years. Additionally, the 1998 employment agreement provided for an option to purchase 498,563 shares of Company Common Stock, which were granted outside of the 1997 Incentive Plan. Subsequent equity grants under the 1997 Long Term Incentive Plan also do not meet the requirement for exemption as performance-based compensation. Upon the exercise or vesting of such equity grants by Mr. Ledsinger during any fiscal year, his gain (the difference between the fair market value on the date of exercise and the exercise price) will be included in calculating the compensation for that fiscal year for which the federal income tax deduction is disallowed. Our Committee intends to monitor the Company’s compensation programs with respect to such laws.

THE COMPENSATION COMMITTEE

Ervin R. Shames, Chairman

Raymond E. Schultz

Gordon A. Smith

PROPOSAL 2—APPROVAL OF THE CHOICE HOTELS INTERNATIONAL 2006 LONG-TERM INCENTIVE PLAN

On February 13, 2006, the Board of Directors approved the Choice Hotels International, Inc., 2006 Long-Term Incentive Plan (“2006 LTIP”) subject to shareholder approval at the 2006 Annual Meeting. The 2006 LTIP will replace the 1997 Long-Term Incentive Plan (“1997 LTIP”), the 1997 Non-Employee Director Stock Compensation Plan (“Director Stock Plan”), and the Non-Employee Director Stock Option and Deferred Compensation Stock Purchase Plan (“Director Option Plan”) that expire on October 15, 2007. Upon approval of the 2006 LTIP by shareholders, the existing 1997 LTIP, the Director Stock Plan and the Director Option Plan will be terminated, and the unused shares in those plans will no longer be available for grant. If shareholder approval of the 2006 LTIP is not obtained, the 1997 LTIP, the Director Stock Plan and the Director Option Plan will not be suspended and will continue to be available for new grants in accordance with those plans’ terms.

A description of the 2006 LTIP is set forth below. This summary is qualified in its entirety by the full text of the 2006 LTIP, a copy of which is attached to this proxy statement as Appendix A.

Background and Purpose

The purpose of the 2006 LTIP is to advance the interests of the Company and its shareholders by making awards of various types of equity grants to employees, officers and Board members. As an additional incentive for employees, officers and directors to contribute to the continued growth and financial success of the Company, the 2006 LTIP provides for grants of stock options, restricted stock, stock appreciation rights and restricted stock units. Grants under the 2006 LTIP are designed to meet competitive practices in terms of compensation levels, share usage, and the aggregate economic cost to shareholders.

The 2006 LTIP incorporates many of the features from the three plans that it replaces. It is designed, however, to provide additional flexibility and a broader selection of grants. The 2006 LTIP contains some of the following important features:

•	Provides for grants of stock options, restricted stock, stock appreciation rights (“SARs”) and restricted stock units.

•	Gives the Compensation Committee wide latitude in making grants and determining the applicable terms and conditions for each grant (including either time-based or performance-based vesting conditions).

•	Allows the Board to make grants in the Committee’s stead in appropriate circumstances.

•	Keeps current “double trigger” features of existing plans in the event of a change in control.

•	Allows further deferral of restricted stock and restricted stock unit grants subject to new deferral restrictions.

•	Allows for transferability of certain grants for estate and tax planning purposes.

•	Increases post-termination exercise period of stock options to 90 days.

•	Consolidates the Company’s three current stock programs into one plan, by providing for grants to employees, officers and directors.

•	Clarifies the application of the tax withholding rules to cashless exercises to eliminate short-term capital gains/losses upon the occurrence of such an exercise.

In addition, the 2006 LTIP contains a number of provisions that reflect “best practices” followed by the Company. Specifically, the 2006 LTIP prohibits:

•	Granting stock options and SARS at a price below market price on the date of grant, except for shares granted in connection with a merger or other acquisition as a replacement award for options or SARs held by optionees of the acquired entity.

•	Repricing a stock option or SAR without stockholder approval.

•	Granting reload stock options.

Subject to adjustment, the number of shares of Common Stock that may be issued under the 2006 LTIP is 3,200,000 shares, less than 5% of shares outstanding as of March 1, 2006. The issuance of full-value shares is limited to 1,200,000 of the 3,200,000 shares authorized. Shares of Common Stock issued under the 2006 LTIP may be authorized but unissued shares, reacquired shares or both. The number of shares considered issued under the 2006 LTIP equals the number of shares issued upon exercise or settlement of an award. However, shares retained by or delivered to the Company to pay the exercise price or withholding taxes arising under an award, shares retained by or delivered to the Company to pay the exercise price or withholding taxes arising under an award and unissued shares resulting from the settlement of stock appreciation rights in stock or net settlement of a stock option do not again become available for issuance as future awards under the 2006 LTIP.

It is not possible to determine the benefits or the amounts of the awards that will be received by a particular participant or group of participants in the future under the 2006 LTIP. The fair market value of a share of Common Stock was $45.045 on March 17, 2006. No awards have yet been granted under the 2006 LTIP. Unless terminated earlier by action of the Board of Directors, the 2006 LTIP will terminate on February 13, 2016.

Section 162(m) of the Code

The Board believes that it is in the best interests of the Company and its shareholders to continue to provide for an equity incentive plan under which stock-based compensation awards made to the Company’s executive officers can qualify for deductibility by the Company for federal income tax purposes. Accordingly, the 2006 LTIP has been structured in a manner such that awards under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code (“Section 162(m)”). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1 million paid in any one year to the Company’s Chief Executive Officer or any of the Company’s four other most highly compensated executive officers, such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s shareholders. For purposes of Section 162(m) the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. For restricted stock, restricted stock units and other awards under the 2006 LTIP, each of these aspects is discussed below, and shareholder approval of the 2006 LTIP will be deemed to constitute approval of each of these aspects of the 2006 LTIP for purposes of the approval requirements of Section 162(m).

Description of the 2006 LTIP

Administration.    The Compensation Committee (“Committee”) will administer the 2006 LTIP (subject to the Board’s discretion to designate any other committee or subcommittee to administer the plan). The Committee’s composition is structured so that awards to persons who are subject to Section 16 of the Exchange Act are exempt from liability under Section 16(b) of that Act, and awards to covered employees may be structured to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

The Committee has full authority to interpret the 2006 LTIP and establish rules for its administration. All awards granted under the 2006 LTIP will be entirely at the discretion of the Committee. The Committee has the authority to grant Stock Awards, Phantom Shares and Options upon terms it considers appropriate in its sole discretion.

Subject to the provisions of the 2006 LTIP, the Committee has the power to:

•	Interpret all provisions of this Plan,

•	Prescribe the terms of any grant agreement (which need not be identical),

•	Adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan,

•	Amend any agreement,

•	Correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any agreement,

•	Determine which persons are Plan participants, to which of such participants, if any, awards shall be granted hereunder and the timing of any such awards,

•	Grant awards to participants and determine the terms and conditions thereof, including the number of Company Shares subject to awards and the option price or purchase price of such Shares and the circumstances under which awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors,

•	Establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any award,

•	Determine whether, and the extent to which, adjustments are required for changes in capital structure and

•	Make all other determinations necessary or advisable in administering the Plan.

The Committee shall also have the discretion to determine the effect upon an award and upon an individual’s status as an employee under the Plan (including whether a participant shall be deemed to have experienced a termination of employment or other change in status) and upon the vesting, expiration or forfeiture of an award in the case of:

•	Any individual who is employed by an entity that ceases to be a subsidiary of the Company,

•	Any leave of absence approved by the Company or a subsidiary,

•	Any transfer between locations of employment with the Company or a subsidiary or between the Company and any subsidiary or between any subsidiaries,

•	Any change in the participant’s status from an employee to a consultant or member of the Board, or vice versa, and

•	At the request of the Company or a subsidiary, any employee who becomes employed by any partnership, joint venture, corporation or other entity not meeting the requirements of a “subsidiary” for purposes of the Plan.

Eligibility.    Any employee, officer or director of Choice Hotels International or any of its affiliates is eligible to receive an award under the 2006 LTIP. The Committee has full discretionary authority to determine the person to whom awards will be made and the time or times at which such grants will be made. As of March 1, 2006, there were approximately 1,700 persons eligible to receive awards under the 2006 LTIP. The benefits or amounts that may be received by or allocated to a particular participant or group of participants in the future under the 2006 LTIP will be determined at the discretion of the Committee and are not presently determinable.

Options.    Stock options grants may be either incentive stock options (within the meaning of the Section 422 of the Internal Revenue Code) or non-qualified stock options (options that do not qualify as incentive stock options for federal income tax purposes). Subject to certain limits described below, the Committee has the power and discretion to determine the type of option being granted, to whom an option is granted, the number of shares being granted, the exercise price of the option, and the terms and conditions of each option.

The Committee may not grant an option award of more than 250,000 shares to any one person in a calendar year. The exercise price of an option cannot be less than the fair market value of a share as of the grant date, unless granted in connection with a merger or acquisition as a replacement for options held by optionees of the acquired entity. The aggregate fair market value for incentive stock options granted under the 2006 LTIP that are first exercisable in a calendar year cannot exceed $100,000. The duration of incentive stock options cannot exceed ten years, or five years if granted to a ten percent Shareholder. If an incentive stock option is granted to an individual ten percent shareholder, the exercise price must be at least 110% of the fair market value on the grant date.

Participants may exercise their options in whole or in part. The exercise of an option may be paid in cash, in stock, or in a combination of cash and stock.

Generally, if a participant terminates service, or the Company terminates his or her service, outstanding stock options may be exercised, to the extent then exercisable, for 90 days following the date of termination. If a participant terminates service for disability, his or her outstanding stock options may be exercised, to the extent exercisable, for 12 months following the date of termination. If a participant dies while an employee or director, any outstanding options may be exercised by the participant’s estate, to the extent exercisable, for 12 months following the date of termination.

The 2006 LTIP prohibits repricing stock options without stockholder approval and the grant of reload stock options.

Stock Awards.    The Committee may grant stock awards to participants. Subject to certain limits described below, the Committee has the power and discretion to determine to whom an award is granted, the number of shares being granted, and the terms and conditions of each award. The Committee may not grant a stock award of more than 250,000 shares to any one person in a calendar year.

Stock awards pursuant to this section are subject to a vesting schedule, which may include performance goals or other conditions provided by the Committee. Awards may be forfeited for failure to satisfy the conditions or termination as an employee or director. During the period when shares are forfeitable, a participant has all the rights of a shareholder including the rights to receive dividends and vote the shares, except that the restricted shares cannot be sold, transferred, pledged, exchanged, hypothecated, or otherwise disposed of until they cease to be forfeitable.

Phantom Share Awards.    “Phantom Share” awards can be either stock appreciation rights or restricted stock units. Subject to certain limits described below, the Committee has the power and discretion to determine to whom a restricted stock unit award or SAR is granted, the number of shares covered by each award being granted, and the terms and conditions of each award. The Committee may not grant a Phantom Share award of more than 250,000 shares to any one person in a calendar year.

Phantom Share awards are paid in stock, cash or a combination thereof.

A SAR provides the right to the monetary equivalent of the increase in the value of a specified number of the Company’s shares over a specified period of time after the right is granted. SARs may be granted either in tandem with or as a component of other awards granted under the 2006 LTIP or not in conjunction with other awards and may, but need not, relate to a specific option. Participants may exercise a SAR in whole or in part.

However, a SAR may only be exercised when the value of a share exceeds the per-share option price. All vested SARs are automatically exercised on the last trading day prior to expiration, unless the participant otherwise instructs the Company. In addition, SARs are generally subject to the other terms and limitations applicable to options, including the fact that the 2006 LTIP prohibits repricing SARs without stockholder approval.

Phantom Share awards are nontransferable and do not confer shareholder rights on a participant, although the Committee may provide for the accrual of dividend equivalent rights in respect of Phantom Shares.

Qualified Performance-Based Awards.    Qualified Performance-Based Awards are awards that are structured to qualify as “performance-based compensation” under Section 162(m)(4)(C) of the Internal Revenue Code. Grants may be made to covered employees who meet specified performance goals. The Committee, subject to the limitations described below, has the discretion to establish, reduce, or eliminate performance periods, goals, and awards. The Committee may not grant a performance award of more than 250,000 shares to any one person in a calendar year.

Performance goals must be objective, established within 90 days after the beginning of the applicable performance period, and meet the requirements of Section 162(m). The performance criteria for Qualified Performance-Based Awards will be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Committee in the award: operating income; earnings before interest, taxes, depreciation and amortization; earnings; cash flow; market share; sales or revenue; expenses; profit/loss or profit margin; working capital; return on equity or capital; earning per shares; stock price; price/earnings ratio; debt or debt-to-equity; balance sheet measurements; cash or assets; liquidity; economic value added (“EVA”); operations; mergers and acquisitions or divestitures; financings, franchisee operations and other industry-specific factors (such as room occupancy rates, room turnover, customer satisfaction, revenue and/or royalties per available room, executed franchise contracts, number of franchises and like factors); and/or attainment of strategic, operational and/or financial objectives that are based on the other criteria listed above.

The Committee (i) may appropriately establish performance criteria that either disregards or takes into account the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (ii) may appropriately establish performance criteria that either includes or excludes gains and losses related to any of the following events that occurs during a performance period:

•	the sale of assets;

•	litigation, claims, judgments or settlements;

•	the effect of changes in tax law or other such laws or provisions affecting reported results;

•	accruals for reorganization and restructuring programs; and

•	accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.

In addition to Qualified Performance-Based Awards, Awards that are not intended to be structured to qualify as “performance-based compensation” under Section 162(m)(4)(C) of the Internal Revenue Code may be subject to such performance-based vesting and other conditions as the Committee may determine.

Deferral of Payments.    To the extent permitted in the agreement or by the Committee, participants may defer all or any portion of a restricted stock, restricted stock unit or SAR award. Deferred awards will be maintained in an account by the Company, credited with dividends and credited with a reasonable rate of interest or invested in additional deferred shares. Deferral of any award must be consistent with Section 409A of the Internal Revenue Code.

Adjustments.    In the event of a change in capital structure, including any stock dividends, stock split-ups, subdivisions or consolidations of stock, transactions involving the stock, the Committee has the discretion to adjust the maximum number of shares that may be granted under this plan, the annual award limits, and the terms of any outstanding award to prevent the dilution or enlargement of benefits intended under the Plan.

Change in Control.    In the event of a change in control of the Company, the Committee may take any one or more of the following actions with respect to outstanding awards: provide that such awards are assumed, or equivalent awards are substituted, by the acquiring or succeeding corporation; provide that such awards terminate upon consummation of the change of control and the participant shall receive a payment in securities or cash equal to the fair market value of shares payable under an option for any option awards, the amount payable under a SAR for any SAR, or the fair market value of shares subject to an award for any other award; vest any awards and require that any options or SARs be exercised at that time subject to any conditions the Committee determines.

Subject to an agreement or the Committee’s discretion, if a change of control occurs and a participant’s employment is terminated, all outstanding options and SARs fully vest and become exercisable, all outstanding stock and stock unit awards fully vest, and all uncompleted performance periods are deemed completed and the maximum level of performance set forth is deemed to have been attained. For the purposes of this section, a participant is deemed terminated if within two years of a change of control, his employment is terminated by the Company other than for cause or the participant terminates his employment for good reason. Good reason includes a significant reduction in authority, position, title, functions, duties or responsibilities; relocation of office location more than 25 miles from the prior principal place of employment; reduction in base salary; a significant change in the Company’s bonus program that adversely affects the participant; or a significant reduction in other employee benefits.

Amendment and Termination.    The Board of Directors of the Company may at any time and for any reason amend or terminate the 2006 LTIP, except that no alteration or amendment will be effective without stockholder approval if such approval is required by law, regulation, rule or order. Additionally, no termination or amendment may adversely alter or affect the terms of any outstanding awards without the consent of the affected participant.

Tax Consequences of the 2006 LTIP

The following discussion of the federal income tax consequences of the 2006 LTIP is intended to be a summary of applicable federal law as currently in effect. Foreign, state and local tax consequences may differ and laws may be amended or interpreted differently during the term of the 2006 LTIP or of awards granted thereunder. Because the federal income tax rules governing awards and related payments are complex and subject to frequent change, award holders are advised to consult their individual tax advisors.

Stock Options:    Incentive stock options and nonqualified stock options are treated differently for federal income tax purposes. Incentive stock options are intended to comply with the requirements of Section 422 of the Code. Nonqualified stock options do not comply with such requirements.

Only employees, and not non-employee directors, can be granted incentive stock options. An optionee is not taxed on the grant or exercise of an incentive stock option. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an incentive stock option for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an incentive stock option before satisfying the one and two-year holding periods described above, the optionee generally will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee’s adjusted basis in the stock (usually the exercise price) or (ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the incentive stock option and otherwise will be short-term capital gain. The Company is not entitled to an income tax deduction on the grant or exercise of an incentive stock option or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for incentive stock option tax treatment, the grant of the options must satisfy various conditions (e.g., the limitation of $100,000 of stock underlying incentive stock options that may vest in one year) and the option holder must satisfy certain conditions, including exercising the option while an employee or within a short period of time after ceasing to be an employee, and holding the shares acquired upon exercise of the option for a specified period of time. The Company does not guarantee that any option will qualify for incentive stock option tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an incentive stock option fails to so qualify, it will be taxed as a nonqualified stock option as described in the next paragraph.

An optionee is not taxed on the grant of a nonqualified stock option. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain (or loss) on subsequent disposition of the shares is long-term capital gain (or loss) if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

Stock Appreciation Rights:    The grant of a SAR is generally not a taxable event for a participant. Upon exercise of the SAR, the participant will generally recognize ordinary income equal to the amount of cash and/or the fair market value of any shares received. The Company will be entitled to a tax deduction at the same time for the same amount. If the SAR is settled in shares, the participant’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains (or losses) will be taxable as long-term capital gains if the participant held the shares for more than one year.

Restricted Stock and Restricted Stock Units:    Grantees of restricted stock or restricted stock units do not recognize income at the time of the grant of such restricted stock or restricted stock units. However, when the restricted stock or restricted stock units vest or are paid, as applicable, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction.

Company Deduction and Section 162(m):    For the individual serving as the chief executive officer of the Company at the end of the taxable year, and for the individuals serving as officers of the Company or a subsidiary at the end of such year who are among the four highest compensated officers (other than the chief executive officer) for proxy reporting purposes, Section 162(m) of the Code limits the amount of compensation otherwise deductible by the Company and its subsidiaries for such year to $1,000,000 for each such individual except to the extent that such compensation is “performance-based compensation.” The Company expects that nonqualified stock options and incentive stock options should qualify as performance-based compensation. The Committee may establish performance conditions and other terms with respect to grants of restricted stock and restricted stock units in order to qualify such grants as performance-based compensation for purposes of Section 162(m) of the Code. At the time of grant, the Committee will determine the extent to which such grant will be performance-based compensation for purposes of Section 162(m) of the Code. In addition, the Committee will certify the extent to which the Qualifying Performance Criteria have been satisfied before any payment is made that is intended to qualify as performance-based compensation.

Tax Withholding:    To the extent required by applicable federal, state, local or foreign law, a participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an award.

Vote Required

The accompanying proxy will be voted in favor of the proposal unless the shareholder indicates to the contrary on the proxy.

Board Recommendation

The Board recommends a vote FOR the approval of the Choice Hotels International 2006 Long-Term Incentive Plan.

PERFORMANCE GRAPH

The following graph compares the performance of Choice Common Stock with the performance of the New York Stock Exchange US Composite Index (“NYSE US Composite Index”) and the S&P Lodging-Hotels Index “S&P Lodging Index”).

The graph assumes that $100 was invested on December 31, 2000, in each of Choice Common Stock, the NYSE Composite Index, and the S&P Lodging Index, and that all dividends were reinvested. In addition, the graph weighs the constituent companies on the basis of their respective capitalization, measured at the beginning of each relevant time period.

	Cumulative Total Returns
	12/00	6/01	12/01	6/02	12/02	6/03	12/03	6/04	12/04	6/05	12/05
CHOICE HOTELS INTERNATIONAL, INC.	100.00	109.59	161.83	146.19	165.84	199.53	257.53	369.99	431.24	492.24	630.42
NYSE COMPOSITE	100.00	97.79	94.16	91.09	78.89	79.66	92.76	93.58	105.06	110.52	127.42
S & P HOTELS, RESORTS & CRUISE LINES	100.00	105.65	93.78	96.40	83.99	102.47	127.74	148.50	186.03	186.06	188.87

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Sunburst Hospitality Corporation (“Sunburst”) is one of the Company’s franchisees, with a portfolio of 26 hotels as of March 1, 2006. The Chairman of the Board, Stewart Bainum, Jr., along with other Bainum family members, own a controlling interest in Sunburst. Total revenue paid by Sunburst to the Company for franchising, royalty, and marketing and reservation fees for fiscal year 2005 were $5,316,328.14. The franchise agreements require the payment of certain fees and charges, including the following: (a) a royalty fee of between 1.93% to 5.0% of monthly gross room revenues; (b) a marketing fee of between 0.7% and 2.5% plus $0.28 per day multiplied by the specified room count; and (c) a reservation fee of 0.88% to 1.75% of monthly gross room revenues (or 1% of monthly gross room revenues plus $1.00 per room confirmed through Choice’s reservation system). The marketing fee and the reservation fee are subject to reasonable increases during the term of the franchise if the Company raises such fees uniformly among all its franchisees, generally.

In connection with Sunburst’s recapitalization in 2000, Choice and Sunburst entered into an Omnibus Amendment of the franchise agreements. The Omnibus Amendment provides that (i) Sunburst shall pay an application fee of $20,000 on all future franchise agreements, and (ii) no royalties, marketing or reservation fees shall be payable for a period of two years for the next ten franchise agreements entered into after December 28, 1998, (iii) Sunburst is not required to pay liquidated damages upon the termination of any franchise agreements unless the related hotel owned by Sunburst that carried a Choice brand is not sold by Sunburst within three years from the date such hotel was reflagged with a different non-Choice brand, in which case liquidated damages will be paid with respect to any such hotel; not to exceed a maximum of $100,000, (iv) that if Sunburst sells any property that is the subject of an existing Franchise Agreement with Choice, if that property is not past due on any fees and (a) is not failing a quality assurance review, Choice will enter into a new Franchise Agreement on customary market terms with the buyer (without addendum or property improvement plan), or (b) is failing a quality assurance review, Choice will enter into a Franchise Agreement on customary market terms with a property improvement plan containing only those items necessary to pass such quality assurance review.

The Company subleases space in its Silver Spring, Maryland headquarters complex to Realty Investment Company, Inc. (“Realty”). The Chairman of the Board, Stewart Bainum, Jr., is Chairman of the Board of Realty and, along with other Bainum family members, owns a controlling interest in Realty. During fiscal year 2005, the Company received rent payments of $152,564 from Realty. The rental payments under the sublease are a pass through of the Company’s costs under the master lease. As such, the Company believes the sublease is on terms at least as favorable as if obtained from non-related parties.

The Company subleases space in its Silver Spring, Maryland headquarters complex to the Commonweal Foundation (“Commonweal”), a non-profit organization that supports educational programs and projects assisting disadvantaged youth. Stewart Bainum, Sr., the father of Stewart Bainum, Jr., is the Chairman of the Board of Commonweal and other Bainum family members are members of the board of directors of Commonweal. Mr. Bainum retired from the Company Board of Directors in August 1998. Beginning in August 2004, the Company has donated a portion of the value of the subleased space to Commonweal. The Company is able to claim a deduction for the value of that portion of the subleased space, based on the Company’s costs under the master lease. Mr. Bainum pays the remaining portion of rent for the space used by Commonweal. During fiscal year 2005, the Company received rent payments of $14,390 from Mr. Bainum. The rental payments under the sublease are a pass through of the Company’s costs under the master lease. As such, the Company believes the sublease is on terms at least as favorable as if obtained from non-related parties.

The Company maintains Master Aircraft Lease Agreements with Cedar Hill Investment Company, LLC (“Cedar Hill”), which is solely owned by Stewart Bainum, and LPC, LLC (“LPC”), which is owned by Stewart Bainum, Stewart Bainum, Jr., Barbara Bainum and Roberta Bainum. The leases permit the Company to lease from time to time a Cessna Citation CJ2 and Gulfstream G200 owned by Cedar Hill and LPC, respectively. During fiscal year 2005, the Company incurred a total of $162,585 for aircraft usage pursuant to the leases. The Company believes the terms of the aircraft leases are at least as favorable as if obtained from non-related parties.

In addition, the Company and Realty entered into a Flight Crew Services Agreement, pursuant to which Realty provides a pilot and co-pilot for the Company to use upon request. During fiscal year 2005, the Company incurred a total of $152,824 for flight crew services pursuant to the agreements. The Company believes the terms of the agreement are at least as favorable as if obtained from non-related parties

On March 9, 2005, the Company purchased 100,000 shares of Company Common Stock, outside of the market, from The Bruce Bainum Declaration Trust, Bruce Bainum, Trustee, for the price of $60.335 per share, which was the average of the high and low trading price of the Common Stock on the New York Stock Exchange on March 8, 2005 (pre-split).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires the Company’s reporting officers and directors, and persons who own more than ten percent of the Company’s Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the “Commission”), the NYSE and the Company. Based solely on the Company’s review of the forms filed with the Commission and written representations from reporting persons that they were not required to file Form 5 for certain specified years, the Company believes that all of its reporting officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them during the fiscal year ended December 31, 2005, except for the following late filing: a sale of ownership by Daniel K. Rothfeld, Senior Vice President, Partner Services Group, in August 2005 was not timely filed.

AUDIT COMMITTEE REPORT

Upon the recommendation of the Audit Committee and in compliance with the regulations of the NYSE, the Board of Directors has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members, the frequency of meetings, and the responsibilities of the Audit Committee. A copy of the Audit Committee charter is available at the investor relations section of the Company’s website at www.choicehotels.com. The Audit Committee consists of Mr. Levitan as Chairman, Mr. Schultz, Mr. Schwieters and Mr. Shames. The Audit Committee is composed of four independent directors within the meaning of the NYSE’s rules.

Report of Audit Committee

The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

Management is responsible for the Company’s system of internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and management’s assessment of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 in accordance with Public Company Accounting Oversight Board standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee those processes.

In this context, the Audit Committee has reviewed and discussed with management and independent registered public accounting firm, PricewaterhouseCoopers LLP, the Company’s audited financial statements as of and for the year ended December 31, 2005. Management represented that the consolidated financial statements were prepared in accordance with Generally Accepted Accounting Principles (GAAP). The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards (SAS) No. 90, Audit Committee Communications and SAS No. 61, Communications with Audit Committees. Both of these statements were issued by the American Institute of Certified Public Accountants.

In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP their independence from the Company and its management, including matters in the written disclosure required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and the provision of non-audit services by the independent registered public accounting firm. A disclosure summarizing the fees paid to PricewaterhouseCoopers LLP in 2005 for audit and non-audit services appears below under the heading “Principal Auditor Fees and Services.” All of the material services provided by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee in accordance with its policies and procedures. The Audit Committee received a description of the services and approved them after determining that they would not affect the auditor’s independence.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scopes and plans for their respective audits. The Audit Committee met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the Audit Committee’s discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Larry R. Levitan, Chairman

Raymond E. Schultz

John T. Schwieters

Ervin R. Shames

PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP as independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2006. During fiscal year 2005, PricewaterhouseCoopers LLP served as the Company’s independent registered public accounting firm and also provided certain tax and other audit related services. See “Principal Auditor Fees and Services” below.

If the appointment is not ratified, the Board will consider whether it should select a different independent registered public accounting firm.

The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so, and it is expected that they will be available to respond to appropriate questions.

Principal Auditor Fees and Services

During fiscal years 2004 and 2005, the Audit Committee pre-approved all audit and non-audit services provided by our independent registered public accounting firm. The following table presents fees for audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements relating to fiscal years 2005 and 2004, and fees incurred for other services rendered by PricewaterhouseCoopers LLP relating to those periods.

Fees	Fiscal Year Ended December 31, 2005	Fiscal Year Ended December 31, 2004
Audit Fees	$684,535	$726,428
Audit Related Fees(1)	75,190	59,289
Tax Fees(2)	73,027	24,341
All Other Fees(3)	1,500	9,900

Total	$834,252	$819,958

(1)	Audit Related Fees primarily include employee benefit plan audits, Uniform Franchise Offering Circular consents and audits of the Company’s marketing and reservations activities.
(2)	Tax Fees primarily related to review of certain Company income tax returns and certain state and international tax matters.
(3)	All Other Fees include renewal fees for the online Comperio accounting research software program provided by PricewaterhouseCoopers LLP and participation in the Saratoga Institute human resources benchmarking survey.

Vote Required

The accompanying proxy will be voted in favor of the proposal unless the shareholder indicates to the contrary on the proxy.

Board Recommendation

The Board recommends a vote FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

A stockholder who intends to have a stockholder proposal included in the Company’s proxy statement for the 2007 Annual Meeting, must submit such proposal so that it is received by the Company’s Corporate Secretary no later than December 1, 2006.

A stockholder who intends to present a proposal at the 2007 Annual Meeting, but does not seek to have the proposal included in the Company’s proxy statement for the 2007 Annual Meeting, must deliver notice to the Company no later than March 4, 2007, but not prior to February 2, 2007.

A stockholder who intends to nominate one or more persons for election to the Board of Directors at the 2007 Annual Meeting must deliver notice to the Company no later than March 4, 2007, but not prior to February 2, 2007. Such notice must set forth (a) the name and address of the stockholder who intends to make the nomination and the name, age, business address, residence address and principal occupation of the person or persons to be nominated, (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming, such person or person) relating to the nomination or nominations, (d) the class and number of shares of the Company which are beneficially owned by such stockholder and the person to be nominated as of the date of such stockholder’s notice and by any other stockholders known by such stockholder to be supporting such nominees as of the date of such stockholder’s notice, (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (f) the consent of each nominee to serve as a director of the Company if so elected.

SOLICITATION OF PROXIES

The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of Company Common Stock of whom they have knowledge, and will reimburse them for their expenses in so doing; certain directors, officers and other employees of the Company, not specially employed for the purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or telegraph.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board of Directors does not know of any matters which will be brought before the 2006 Annual Meeting other than those specifically set forth in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named on the enclosed proxy card will have discretion to vote in accordance with their best judgment, unless otherwise restricted by law.

By Order of the Board of Directors

Michael J. DeSantis

Secretary

Dated: March 31, 2006

CHOICE HOTELS INTERNATIONAL, INC.

2006 LONG-TERM INCENTIVE PLAN

ARTICLE I PURPOSE AND EFFECTIVE DATE		1
1.01.	Purpose	1
1.02.	Effective Date and Duration of Plan	1

ARTICLE II DEFINITIONS		1

ARTICLE III STOCK SUBJECT TO PLAN		4
3.01.	Stock Subject to Plan	4
3.02.	Reallocation and Share Usage	4

ARTICLE IV ADMINISTRATION		4
4.01.	Administration	4

ARTICLE V ELIGIBILITY FOR GRANTS AND AWARDS		6
5.01.	Eligibility	6
5.02.	Grants and Awards	6
5.03.	Grants to Foreign Nationals	6

ARTICLE VI OPTIONS		6
6.01.	Award	6
6.02.	Share Price	7
6.03.	Special Rules for Incentive Stock Options	7
6.04.	Vesting	7
6.05.	Maximum Option Period	7
6.06.	Nontransferability	7
6.07.	Termination of Employment	7
6.08.	Exercise	8
6.09.	Payment	8
6.10.	Shareholder Rights	8
6.11.	Disposition of Stock	8

ARTICLE VII STOCK AWARDS		8
7.01.	Award	8
7.02.	Vesting	9
7.03.	Shareholder Rights	9

ARTICLE VIII PHANTOM SHARE AWARDS		9
8.01.	Award	9
8.02.	Provisions Applicable to SARs	9
8.03.	Payment	10
8.04.	Shareholder Rights	10
8.05.	Nontransferability	10
8.06.	Forfeiture of Stock Unit Awards	10

ARTICLE IX QUALIFIED PERFORMANCE-BASED AWARDS		10
9.01.	Scope and Purpose	10
9.02.	Applicability	10
9.03.	Awards	11
9.04.	Establishment of Performance Goals	11

ARTICLE X DEFERRAL OF PAYMENTS		12
10.01.	Deferral Elections	12
10.02.	Deferral Account	12
10.03.	Applicable Legal Requirements	12

ARTICLE XI ADJUSTMENTS		12
11.01.	Adjustments for Changes in Capital Structure	12

ARTICLE XII CHANGE IN CONTROL		13
12.01.	Change of Control	13
12.02.	Vesting Upon a Change in Control	13
12.03.	Gross-up Payment	14

ARTICLE XIII OTHER PROVISIONS FOR GRANTS AND AWARDS		14
13.01.	Tax Withholding Requirements	14
13.02.	Withdrawal	15
13.03.	Forfeiture Upon Termination For Cause	15
13.04.	Registration, Listing and Qualification of Stock	15
13.05.	Corporate Restrictions	15
13.06.	Investment Representations	16
13.07.	Registration	16
13.08.	Transferability of Options, Stock Awards and Phantom Shares	16
13.09.	Applicable Legal Requirements	16

ARTICLE XIV AMENDMENT AND TERMINATION		16
14.01.	Amendment	16
14.02.	Termination	17

ARTICLE XV GENERAL PROVISIONS		17
15.01.	Government Regulations	17
15.02.	Unfunded Plan	17
15.03.	Effect on Employment and Service	17
15.04.	Costs and Expenses	17
15.05.	Proceeds from Sale of Stock	17
15.06.	Governing Law	17
15.07.	Rules of Construction	17
15.08.	Invalidity	17

CHOICE HOTELS INTERNATIONAL, INC.

2006 LONG-TERM INCENTIVE PLAN

ARTICLE I

PURPOSE AND EFFECTIVE DATE

1.01. Purpose.    The purpose of the Choice Hotels International, Inc. 2006 Long-Term Incentive Plan is to provide to eligible employees, officers and directors who are primarily responsible for the continued growth and success of Choice Hotels International, Inc. an opportunity to increase their (or acquire a) proprietary interest in the Company. The Plan also enables the Company to continue to attract, retain and reward the best available talent for the Company’s continued profitable performance.

1.02. Effective Date and Duration of Plan.    Unless terminated earlier by the Board, this Plan is effective for a 10-year period beginning on the date on which the Plan is adopted by the Board; provided that no Shares may be awarded prior to stockholder approval of the Plan and any other Awards granted prior thereto are expressly conditioned upon such approval. Any Awards that are made under the Plan prior to the termination date shall continue in effect in accordance with the terms of the Agreement after that date.

ARTICLE II

DEFINITIONS

2.01. Affiliate means any corporation, partnership, limited liability company, limited liability partnership, business trust, or other entity controlling, controlled by or under common control with the Company. Notwithstanding the preceding sentence, except as otherwise provided by the Committee, this term shall not include any entity of which at least fifty percent (50%) of the combined voting power of the entity’s outstanding securities is owned, directly or indirectly, by the Bainum Family Group.

2.02. Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an award of Phantom Shares or an Option granted to such Participant.

2.03. Award means any Stock Award, award of Phantom Shares or Option granted under the Plan.

2.04. Bainum Family Group means (a) Stewart Bainum, his wife, their lineal descendants (and their spouses so long as they remain spouses) and the estate of any of the foregoing persons, and (b) any partnership, trust, corporation or other entity to the extent any shares (or their equivalent) of such entity are considered to be beneficially owned by any person or estate referred to in subsection (a) above.

2.05. Board means the Board of Directors of the Company.

2.06. Cause means (i) dishonesty; (ii) gross negligence or willful misconduct; (iii) fraudulent or unethical conduct; (iv) unreasonable neglect or refusal to perform the Participant’s duties; (v) Participant’s unauthorized use for his or her own benefit or transfer to a third-party of any confidential or proprietary information of the Company or any Affiliate, (vi) a breach of the terms of Participant’s employment or other agreement with the Company (or any Affiliate); (vii) a violation of the established policies of the Company (or any Affiliate); (viii) conduct constituting a felony or other crime involving moral turpitude; or (ix) willful or malicious conduct which causes injury to the Company’s (or an Affiliate’s) business or reputation or otherwise adversely affects the interests of the Company or an Affiliate.

2.07. Change in Control means the earliest date on which:

(a) There shall be a change in the ownership or control of the Company effected through either the acquisition, directly or indirectly, by any person or group of persons acting in concert (other than (i) the Company or any Affiliate, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate, or (iii) the Bainum Family Group) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than fifty (50%) percent of the combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders or otherwise, who do not own fifty percent (50%) on the date this Plan is adopted;

(b) There is a consolidation or merger of the Company with another entity (other than an Affiliate) in which the Company’s shareholders (determined as of immediately prior to the consummation of the consolidation or merger) own (directly or indirectly) less than fifty percent (50%) of the shares of the surviving entity;

(c) The complete liquidation or dissolution of the Company;

(d) The sale or other disposition of all or substantially all of the assets of the Company to another person or entity (other than an Affiliate);

(e) The date as of which less than fifty percent (50%) of the Company’s Board is no longer made up of individuals who were, as of the date this Plan was approved by the stockholders, members of that Board (the “Incumbent Board”), provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new Director shall, for purposes of the Plan, be considered as a member of the Incumbent Board (excluding any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board); or

Notwithstanding the foregoing, in the event that the Bainum Family Group cease (in the aggregate) to own, directly or indirectly, at least thirty-three percent (33%) of the combined voting power of the Company’s outstanding securities, “fifty percent (50%)” shall be replaced by “thirty-three percent (33%)” wherever it appears in subsection (a) above.

2.08. Code means the Internal Revenue Code of 1986, as amended from time to time.

2.09. Committee means the Committee or Committees referred to in Section 4.01 of the Plan; provided, that the Board may, in its sole discretion consistent with applicable law, act in the place of the Committee in making Awards or taking any other actions hereunder. If at any time no Committee shall be in office or exist, the functions of the Committee specified in the Plan shall be exercised by the Board.

2.10. Company means Choice Hotels International, Inc., a Delaware corporation, or any successor corporation.

2.11. Covered Employee means an employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.12. Director means a member of the Board or the board of directors (or other governing board) of any Affiliate.

2.13. Disability means total and permanent disability as defined in Section 22(e)(3) of the Code.

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2.14. Employee means all persons employed as an employee by the Company or any Affiliate, whether full-time or part-time.

2.15. Exchange Act means the Securities Exchange Act of 1934, as amended, and in effect.

2.16. Fair Market Value means, on any given date, the value of a Share as determined by the Committee in good faith. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any date is the amount equal to the mean between the high and low prices reported on the New York Stock Exchange (or on any other national securities exchange, including the Nasdaq National Market, on which the Stock is then listed) for that date or, if no Shares were traded on that date, the mean between the high and low prices as reported for the first day prior thereto in which Shares were traded. Notwithstanding the foregoing, the Committee shall, to extent that Section 409A of the Code applies, use a valuation methodology that meets the requirements of Section 409A.

2.17. Grant Date means the date on which an Award is approved by the Committee or such later date as may be directed by the Committee.

2.18. Incentive Stock Option means any Option granted under this Plan that qualifies as an “incentive stock option” under Section 422 of the Code.

2.19. Nonqualified Stock Option means any Option granted under this Plan that does not qualify as an “incentive stock option” under Section 422 of the Code.

2.20. Option means an option that entitles the holder to purchase from the Company a stated number of Shares at the Option Price set forth in an Agreement.

2.21. Option Price means the per-Share price at which a Share may be purchased under an Option or, in the case of a SAR, the per-Share price specified in the SAR Agreement.

2.22. Participant means an Employee or Director who is selected by the Committee in accordance with Article V to receive a Stock Award, an award of Phantom Shares, an Option or a combination thereof.

2.23. Performance Goals means the written goals established by the Committee for a Performance Period as provided in Section 9.04.

2.24. Performance Period means a period of time selected by the Committee over which the attainment of one or more Performance Goals will be measured.

2.25. Phantom Shares means an award of either (a) Stock Units or (b) Stock Appreciation Rights under Article VIII.

2.26. Plan means the Choice Hotels International, Inc. 2006 Long-Term Incentive Plan.

2.27. Qualified Performance-Based Awards means those Stock Awards and Stock Unit Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code as provided in Article IX of the Plan.

2.28. Securities Act means the Securities Act of 1933, as amended and in effect.

2.29. Share means one share of Stock, as adjusted in accordance with Section 11.01.

2.30. Stock means the common stock of the Company.

3

2.31. Stock Appreciation Right or SAR means a right to receive payment of the amount by which the Fair Market Value of a Share on the last trading day preceding the date of exercise exceeds the Option Price.

2.32. Stock Award means Stock awarded to a Participant under Article VII.

2.33. Stock Unit means a bookkeeping entry representing the equivalent of one Share.

2.34. Stock Unit Award means Stock Units awarded to a Participant under Article VI.

2.35. Ten Percent Shareholder means an individual who owns more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate as provided in Section 422(b)(6) of the Code.

ARTICLE III

STOCK SUBJECT TO PLAN

3.01. Stock Subject to Plan.

(a) Subject to the provisions of Section 11.01, the maximum number of Shares for which Options and Stock Awards may be granted (or which may be issued in settlement of Phantom Shares) pursuant to this Plan is three million two hundred thousand 3,200,000) Shares.

(b) Subject to the provisions of Section 11.01, the maximum number of Shares that may be issued as Stock Awards or Stock Unit Awards is one million two hundred thousand (1,200,000) Shares.

(c) Subject to the provisions of Section 11.01, the maximum number of Shares for which Incentive Stock Options may be granted pursuant to this Plan is three million two hundred thousand 3,200,000) Shares.

(d) The Shares that may be issued or delivered under the Plan may, as determined by the Committee from time to time, be authorized but unissued Shares, reacquired Shares or both.

3.02. Reallocation and Share Usage.    If (a) an Option or SAR is terminated, in whole or in part, for any reason other than its exercise or (b) any other Award is forfeited, in whole or in part, the number of Shares allocated to the terminated or forfeited Award shall again be available for Awards under this Plan. Notwithstanding the anything herein to the contrary, Shares subject to an Award under the Plan may not again be made available for issuance under Awards if such shares are: (i) shares that were subject to a Stock-settled Stock Appreciation Right or Option and that were not issued upon the net settlement or net exercise of such Stock Appreciation Right or Option, or (ii) shares delivered to or retained by the Company to pay the Option Price or withholding taxes related to an Award.

ARTICLE IV

ADMINISTRATION

4.01. Administration.

(a) The Plan shall be administered by the Compensation Committee of the Board (or other committee or subcommittee designated by the Board from time to time in its sole discretion). Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Committee’s composition may be structured so that (i) Awards to persons who are subject to Section 16 of the Exchange Act are exempt from liability under Section 16(b) of that Act and (ii) Awards to Covered Employees can be structured to qualify as performance-based compensation as provided under Section 162(m) of the Code.

4

(b) Notwithstanding subsection (a), the Board (i) shall be solely responsible for making any Awards under the Plan to non-Employee Directors and (ii) may, at any time, otherwise exercise any of the powers and responsibilities assigned the Committee under the Plan, and when so acting, all applicable Plan provisions pertaining to the Committee shall apply.

(c) The Committee shall have the authority to grant Stock Awards, Phantom Shares and Options upon such terms (not inconsistent with the provisions of this Plan), as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or on the exercisability, transferability or forfeitability of a Stock Award or an award of Phantom Shares. Notwithstanding any such condition, the Committee may accelerate the time at which any Option may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or the time at which an award of Phantom Shares may be exercised and/or settled.

(d) The Committee shall hold its meetings at such times and places as may be determined by the Committee Chairman. A majority of the Committee shall constitute a quorum. All actions of the Committee shall be taken by a majority of the members at a meeting duly called by its Chairman; provided, however, any action taken by a written document signed by a majority of the members of the Committee shall be as effective as action taken by the Committee at a meeting duly called and held.

(e) Subject to the express provisions of this Plan, the Committee shall have complete authority to (i) interpret all provisions of this Plan; (ii) prescribe the terms of any Agreement (which need not be identical), (iii) adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan, (iv) amend any Agreement, (v) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Agreement, (vi) determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards, (vii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the Option Price for, or purchase price of, such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors, (viii) establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award, (ix) determine whether, and the extent to which, adjustments are required pursuant to Section 11.01 and (x) make all other determinations necessary or advisable in administering this Plan.

(f) The Committee shall also have the discretion to determine the effect upon an Award and upon an individual’s status as an employee under the Plan (including whether a Participant shall be deemed to have experienced a termination of employment or other change in status) and upon the vesting, expiration or forfeiture of an Award in the case of (i) any individual who is employed by an entity that ceases to be a Subsidiary of the Company, (ii) any leave of absence approved by the Company or a Subsidiary, (iii) any transfer between locations of employment with the Company or a Subsidiary or between the Company and any Subsidiary or between any Subsidiaries, (iv) any change in the Participant’s status from an employee to a consultant or member of the Board of Directors, or vice versa, and (v) at the request of the Company or a Subsidiary, any employee who becomes employed by any partnership, joint venture, corporation or other entity not meeting the requirements of a Subsidiary.

(g) The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee under the Plan. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive on all affected parties. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select. A Participant or other holder of an Award may contest a decision or action by the Committee with respect

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to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful. Neither the Committee nor any Employee or Director shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, Stock Award or award of Phantom Shares.

ARTICLE V

ELIGIBILITY FOR GRANTS AND AWARDS

5.01. Eligibility. Any Employee or Director is eligible to receive an Award under this Plan. The Committee shall have full discretionary authority to determine the persons to whom Awards will be made and the time or times at which such grants will be made.

5.02. Grants and Awards.

(a) The Plan is intended to permit the grant of (i) both Incentive Stock Options and Nonqualified Stock Options, (ii) Stock Awards and (iii) Phantom Shares; provided, that Incentive Stock Options may only be granted to Employees.

(b) The grant of an Award under this Plan shall be entirely in the discretion of the Committee and nothing in the Plan shall be construed as giving any Employee, Director or other person any right receive any Award.

(c) The Committee may accept the cancellation of outstanding Awards and grant a new Awards for the same or different number of shares (if applicable) and under the same or different terms and conditions. Notwithstanding the preceding sentence, except as otherwise provided in Section 11.01, the Committee may not, without stockholder approval, either (i) reduce the Option Price of an Option or SAR, (ii) amend or cancel an Option or SAR for the purpose of repricing, replacing or regranting such Option or SAR with an exercise price that is less than the original exercise price of such Option or SAR, or (iii) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of repricing an Option or SAR.

(d) Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Corporation in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

5.03. Grants to Foreign Nationals.    The Committee may grant Options or make other awards under the Plan to eligible individuals who are foreign nationals on such additional or different terms and conditions as may, in the sole judgment of the Committee, be necessary or appropriate to comply with the provisions of any applicable laws of a foreign country.

ARTICLE VI

OPTIONS

6.01. Award.

(a) In accordance with Article V, the Committee may (i) designate each individual to whom an Option is to be granted, (ii) specify the type of Option being granted and the number of Shares covered by each such Award, and (iii) establish the Option Price and such other terms and conditions as it may deem appropriate for each Option consistent with the Plan. The terms and conditions of any Option granted under the Plan shall be set forth in an Agreement.

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(b) Subject to adjustment under Section 11.01, in no event may the number of Shares covered by all Option Awards granted to any one person in any calendar year exceed 250,000.

(c) No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as such and the Company shall honor any such Option as a Nonqualified Stock Option.

6.02. Share Price.    The Option Price shall be determined by the Committee, but shall not be less than the Fair Market Value of a Share as of the Grant Date; provided, however, that the Option Price with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than the Fair Market Value of the Shares on the date such Option is granted if such Option Price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. If an Incentive Stock Option is granted to an individual who is a Ten Percent Shareholder on the Grant Date, the purchase price of the Shares subject to such Option shall not be less than 110% of the Fair Market Value as of the Grant Date.

6.03. Special Rules for Incentive Stock Options.

(a) The aggregate Fair Market Value (determined as of an Option’s Grant Date) for all Incentive Stock Options granted under the Plan (and all other plans of the Company and its Affiliates) that are first exercisable by a Participant in a calendar year shall not exceed $100,000.

6.04. Vesting.    Except as otherwise provided in this Plan or by the Committee, a Participant shall only be entitled to exercise an Option at such time or times as set forth in the applicable Agreement. Unless provided otherwise in the applicable Agreement, to the extent that the Committee determines that an approved leave of absence or employment on a less than full-time basis is not a termination of employment, the vesting period and/or exercisability of an Option may be adjusted by the Committee during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis.

6.05. Maximum Option Period.    The maximum period during which an Option may be exercised shall be determined by the Committee, except that no Incentive Stock Option shall be exercisable for a period of more than ten years from the date such Option was granted; provided, that the maximum period in which an Option may be exercised shall be five years in the case of an Incentive Stock Option granted to an individual who on the Grant Date is a Ten Percent Shareholder.

6.06. Nontransferability.    Except as provided in Section 13.08, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution and during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant (or the Participant’s personal representative). No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.07. Termination of Employment.

(a) Except as provided in subsections (b) or (c) below, in the event a Participant ceases to be an Employee or Director, the Participant may, to the extent he or she was otherwise entitled to exercise any Options at the date of termination, exercise any Options for a period of ninety (90) days (or other period provided in the Agreement or by the Committee) following the date the Participant ceases to be such (but in no event later than the expiration date of such Option as set forth in the Agreement). To the extent that the Participant was not entitled to exercise the Option as of the date he or she ceases to be an Employee or Director, the Option shall (except as otherwise provided in the Agreement or by the Committee) shall automatically terminate at that time.

(b) In the event a Participant ceases to be an Employee or Director due to Disability, the Participant may, to the extent he or she otherwise was entitled to exercise any Options at the date of such termination, exercise the Option for a period of twelve (12) months (or other period provided in the Agreement or by the

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Committee) following date he or she ceases to be such (but in no event later than the expiration date of such Option as set forth in the Agreement). To the extent that the Participant was not entitled to exercise the Option at the date of his or her termination as an Employee or Director, the Option shall (except as otherwise provided in the Agreement or by the Committee) automatically terminate at that time.

(c) In the event that a Participant dies while an Employee or Director, any Options held by the Participant at death may, to the extent the Participant would have otherwise been entitled to exercise the Option at the date of death, be exercised by the Participant’s estate or by any person who acquired the right to exercise the Option by bequest or inheritance (the “Option Beneficiary”) for a period of twelve (12) months (or other period provided in the Agreement or by the Committee) following date of death (but in no event later than the expiration date of such Option as set forth in the Agreement). To the extent that, at the time of death, the Participant was not entitled to exercise the Option, the Option shall (except as otherwise provided in the Agreement or by the Committee) automatically terminate at that time.

6.08. Exercise.    Subject to the other provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as may be set out in the Agreement or established by the Committee. An Option granted under this Plan may be exercised with respect to any number of whole Shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.

6.09. Payment.

(a) Except as otherwise provided in the Agreement or by the Committee, payment of the Option Price shall be made in cash or a cash equivalent acceptable to the Committee. To the extent provided in the Agreement or permitted by the Committee, payment of all or part of the Option Price may be made by surrendering Stock to the Company or through withholding of Shares otherwise deliverable upon exercise of the Option. If Stock is used to pay all or part of the Option Price, the sum of the cash (and cash equivalent) and the Fair Market Value (determined as of the last trading day preceding the date of surrender) of the surrendered Shares must not be less than the total Option Price of the Shares for which the Option is being exercised.

(b) To the extent permitted in the Agreement or by the Committee, an Option may, in accordance with such rules and procedures as may be established by the Committee, be exercised through a cashless exercise procedure involving a broker or dealer to pay the Option Price and/or to satisfy any withholding tax obligations related to the Option.

6.10. Shareholder Rights.    No Participant shall have any rights as a shareholder to Shares subject to an Option until the date the Shares for which an Option has been exercised have been issued to the Participant, except that the Committee may authorize dividend equivalent accruals with respect to such Shares.

6.11. Disposition of Stock.    A Participant shall notify the Company of any sale or other disposition of Shares acquired pursuant to an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company (or the Secretary’s designee).

ARTICLE VII

STOCK AWARDS

7.01. Award.

(a) In accordance with Article V, the Committee may (i) designate each individual to whom a Stock Award is to be made, (ii) specify the number of Shares covered by each such Award and (iii) establish such other

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terms and conditions as it may deem appropriate for each Award. If, as a condition for a Stock Award, the Participant is required to make payment for the awarded Shares, such purchase price shall be paid as provided in the Agreement. The terms and conditions of any Stock Award under the Plan shall be set forth in an Agreement.

(b) Subject to the provisions of Section 11.01, in no event may the number of Shares covered by all Stock Awards granted to any one person in any calendar year exceed 250,000.

7.02. Vesting.

(a) Except as otherwise provided by the Committee, a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for such period of time, until the satisfaction of such performance conditions or until the satisfaction of such other conditions or requirements as may be set forth in the Agreement.

(b) Except as provided in the Agreement or by the Committee, a nonvested Stock Award shall terminate and be forfeited as of the date the Participant ceases to be an Employee or Director.

7.03. Shareholder Rights.    Except as otherwise provided in the Agreement, during the period that the Shares granted pursuant to a Stock Award are forfeitable, a Participant shall have all rights of a shareholder with respect to such Shares (unless and until forfeited), including the right to receive dividends and vote the Shares; provided, however, that during such period (i) a Participant may not (except as provided in Section 13.08) sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Shares granted pursuant to a Stock Award, (ii) the Company shall retain custody of the Shares granted pursuant to a Stock Award, and (iii) the Participant shall deliver to the Company a stock power (endorsed in blank) or take such other actions as may be required by the Committee with respect to each Stock Award. The Committee will determine whether any dividends or distributions for such Shares will be automatically reinvested in additional Shares and subject to the same restrictions on transferability as the Stock Award with respect to which they were distributed or whether such dividends or distributions will be paid in cash. The preceding limitations shall cease to apply as of the date the Shares subject to the Stock Award become transferable and cease to be forfeitable.

ARTICLE VIII

PHANTOM SHARE AWARDS

8.01. Award.

(a) In accordance with the provisions of Article V, the Committee may (i) designate each individual to whom an Award of Stock Units or SARs is to be made, (ii) specify the number of Shares covered by each such Award and (iii) establish such other terms and conditions as it may deem appropriate for each Award. The terms and conditions of any such award under the Plan shall be set forth in an Agreement.

(b) Subject to the provisions of Section 11.01, in no event may the number of Shares covered by all Phantom Share Awards granted to any one person in any calendar year exceed 250,000.

8.02. Provisions Applicable to SARs.

(a) SARs may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6.01. Any SAR granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All tandem SARs shall have the same Option Price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate.

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(b) Subject to the other provisions of this Plan and the applicable Agreement, a freestanding SAR may be exercised in whole at any time or in part from time to time at such times and in accordance with such requirements as may be set out in the Agreement or established by the Committee; provided that a freestanding SAR may only be exercised when the value of a Share exceeds the per-Share Option Price.

(c) A freestanding SAR granted under this Plan may be exercised with respect to any number of whole Shares less than the full number for which the freestanding SAR could be exercised. A partial exercise of a freestanding SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the freestanding SAR.

(d) To the extent not previously exercised, all vested freestanding SARs shall (except as otherwise provided in the Agreement) automatically be exercised on the last trading day prior to expiration, unless the Participant instructs the Company otherwise in writing before that date.

(e) In addition, all freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Sections 6.02, 6.05 and 6.07.

8.03. Payment.    The amount payable under a Phantom Share Award may be paid or settled (i) by the Company by issuing Stock (in whole Shares) and cash for any fractional Share, (ii) in cash or (iii) in a combination thereof

8.04. Shareholder Rights.    No Participant shall, as a result of receiving an Award of Phantom Shares, have any rights as a shareholder until and to the extent the Shares are issued to a Participant as payment of a Phantom Share award, except that the Committee may authorize dividend equivalent accruals with respect to such Awards.

8.05. Nontransferability.    Except as provided in Section 13.08, Phantom Shares granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Phantom Shares shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

8.06. Forfeiture of Stock Unit Awards.    Except as provided in the Agreement or by the Committee, a nonvested Stock Unit Award shall terminate and be forfeited as of the date the Participant ceases to be an Employee or Director.

ARTICLE IX

QUALIFIED PERFORMANCE-BASED AWARDS

9.01. Scope and Purpose.    The purpose of this Article is to enable the Committee to make Awards that are structured to qualify as “performance-based compensation” under Section 162(m)(4)(C) of the Code; provided, however, that the failure to designate an Award as a Qualified Performance-Based Award shall not mean that such Award does not constitute “performance-based compensation” if the Award otherwise meets the requirements under Section 162(m) or any regulations thereunder. The Committee shall establish such additional terms and conditions as it may deem appropriate for such an Award. Notwithstanding anything herein to the contrary, Awards that are not intended to be structured to qualify as “performance-based compensation” under Section 162(m)(4)(C) of the Code may be subject to such performance-based vesting and other conditions as the Committee may determine in addition to or separate from those described in this Article.

9.02. Applicability.    Grants may be made under this Article to Covered Employees or to those Employees who the Committee determines may become Covered Employees in the period covered by an Award.

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9.03. Awards.

(a) The Committee shall establish the applicable Performance Period and Performance Goal(s) for each Award. The Committee may establish (i) different Performance Periods for different Participants and (ii) concurrent or overlapping Performance Periods.

(b) A Participant will, as determined by the Committee, be entitled to the grant made under a Qualified Performance-Based Award only if (and to the extent) the applicable Performance Goal(s) are achieved within the applicable Performance Period; provided that the Committee may reduce or eliminate a Qualified Performance-Based Award to the extent it deems necessary or appropriate.

(c) The maximum Qualified Performance-Based Award payment to any one Participant under the Plan for a Performance Period shall be the Share limit set forth in Sections 6.01(b), 7.01(b) or 8.01(b), whichever is applicable.

(d) No adjustment of any Qualified Performance-Based Award pursuant to Section 11.01 shall be made except on such basis, if any, as will not cause such Award to cease to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

9.04. Establishment of Performance Goals.

(a) All Performance Goals shall (i) be objective, (ii) be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m)) and (iii) otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goals be substantially uncertain at the time established.

(b) The Committee shall establish the applicable Performance Goals for a Performance Period based upon the applicable performance criteria set forth in subsection (c) below. After the end of the applicable Performance Period, the Committee shall certify (in writing) the extent to which any such Performance Goals have been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any Performance Goals, the number of Shares issued under or the amount paid under an award may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

(c) For purposes of this Article, “performance criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) profit/loss or profit margin; (ix) working capital; (x) return on equity or capital; (xi) earnings per share; (xii) stock price; (xiii) price/earnings ratio; (xiv) debt or debt-to-equity; (xv) balance sheet measurements; (xvi) cash or assets; (xvii) liquidity; (xviii) economic value added (“EVA”); (xix) operations; (xx) mergers and acquisitions or divestitures; and/or (xxi) franchisee operations and other industry-specific factors (such as average daily room rates, room occupancy rates, room turnover, customer satisfaction, revenue and/or royalties per available room, executed franchise contracts, number of franchises and like factors).

(d) To the extent consistent with Section 162(m) of the Code, the Committee (i) may appropriately establish performance criteria that either disregards or takes into account the effects of charges for restructurings,

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discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (ii) may appropriately establish performance criteria that either includes or excludes gains and losses related to any of the following events that occurs during a performance period: (A) the sale of assets, (B) litigation, claims, judgments or settlements, (C) the effect of changes in tax law or other such laws or provisions affecting reported results, (D) accruals for reorganization and restructuring programs and (E) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.

ARTICLE X

DEFERRAL OF PAYMENTS

10.01. Deferral Elections.    To the extent permitted in the Agreement or by the Committee, a Participant may elect to defer all or any portion of an Award (other than an Option or SAR). Such election shall be made at such time and upon such terms as the Committee may establish consistent with Section 409A of the Code.

10.02. Deferral Account.    The deferred Awards shall be credited to a bookkeeping account maintained by the Company in the name of the Participant. Any dividends or other distributions on credited Shares also shall be credited to that account. Such amounts may, as provided in the Agreement or determined by the Committee, be credited with a reasonable rate of interest or invested in additional deferred Shares.

10.03. Applicable Legal Requirements.    The deferral of any Award under this Article shall comply and be administered consistent with Section 409A of the Code. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment (or the acceleration of the delivery of deferred Shares or other deferred payments) for any Award be allowed if the Committee determines that the deferral would result in a violation of the requirements of Section 409A for deferral elections and/or the timing of payments. Any Agreement may be reformed by the Committee to the extent necessary or appropriate to comply with the requirements of Section 409A.

ARTICLE XI

ADJUSTMENTS

11.01. Adjustments for Changes in Capital Structure.    The maximum number of Shares as to which Awards may be granted under this Plan, the annual Award limits and the terms of any outstanding Award may be proportionately (or otherwise equitably) adjusted as the Committee shall determine in the event that (i) the Company (A) effects one or more dividends or distributions of securities, property or cash (other than regular, quarterly cash dividends), stock split-ups, subdivisions or consolidations of Stock or (B) engages in a reorganization, reclassification or spin-off or (ii) there occurs any other event or transaction that affects the number or kind of Shares outstanding, which the Committee determines that such adjustments are necessary or appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Any adjustments required hereunder for Options may be made in accordance with Section 424(a) of the Code and/or Section 409A of the Code, or, except as otherwise expressly provided in this Plan, may be designed to treat the Shares available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such Shares to reflect a deemed reinvestment in Shares of the amount distributed to the Company’s securityholders.

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ARTICLE XII

CHANGE IN CONTROL

12.01. Change of Control.

(a) In the event of a Change of Control, the Committee may take any one or more of the following actions with respect to one or more of the outstanding Awards:

(i) Provide that such Awards shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options may be structured to satisfy, in the determination of the Committee, the requirements of Code section 424(a);

(ii) Provide that such Awards shall terminate upon consummation of the Change of Control and each Participant shall receive, in exchange therefor, a payment in securities, cash or a combination of the two equal to:

(A) in the case of an Option, the Fair Market Value of the Shares payable under such Option as of the last trading day preceding the date on which the Change in Control takes place (net of the Option Price);

(B) in the case of a SAR, the amount payable under the SAR as of the last trading day preceding the date on which the Change in Control takes place; or

(C) in the case of any other Award, the Fair Market Value of the Shares subject to the Award as of the last trading day preceding the date on which the Change in Control takes place.

(iii) vest Awards and require that any Options or SARs be exercised at such time and upon such conditions as the Committee may determine (with any unexercised Awards terminating upon expiration of the time period for exercise).

Notwithstanding the foregoing, the time for payment of an Award shall not be accelerated under this Section to the extent such acceleration would be contrary to the payment timing or other rules under Section 409A of the Code.

12.02. Vesting Upon a Change in Control.

(a) Notwithstanding any other provision of the Plan to the contrary, if a “Change of Control” occurs and the Participant’s employment with the Company terminates as described in subsection (b) below, the following shall (except as otherwise provided by the Committee or in the Agreement) occur:

(i) All Options and SARs that are outstanding at the time the Participant’s employment with the Company terminates shall become fully vested and exercisable in full;

(ii) All Stock and Stock Unit Awards (including any Qualified Performance-Based Awards) that are outstanding at the time the Participant’s employment with the Company terminates shall become fully vested and any restrictions shall lapse, and;

(iii) for any Awards with performance-based requirements that are outstanding at the time the Participant’s employment with the Company terminates, all uncompleted performance periods at the time of such Change of Control shall be deemed to have been completed, the maximum level of performance set forth under the Agreement shall be deemed to have been attained and each such outstanding Award granted to each Participant for all outstanding Performance Periods shall become payable to each Participant.

Notwithstanding the foregoing, the time for payment of an Award shall not be accelerated under this Section to the extent such acceleration would be contrary to the payment timing or other rules under Section 409A of the

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Code, and, in the case of a Participant to whom Section 409A(a)(2)(B)(i) applies, payment shall, to the extent required under that Section 409A, be delayed for six months following the Participant’s termination as an Employee.

(b) This Section shall (except as otherwise provided by the Committee or in the Agreement) apply in the event that the Participant’s employment terminates within two years of the Change of Control under either of the circumstances described below:

(i) The Participant’s employment as an Employee is terminated by the Company other than for Cause: or

(ii) The Participant terminates his or her employment as an Employee for good reason (as defined in subsection (c) below).

(c) For purposes of this Section, “good reason” shall mean (i) a significant reduction in the scope of a Participant’s authority, position, title, functions, duties or responsibilities, (ii) the relocation of a Participant’s office location to a location more than 25 miles from the Participant’s prior principal place of employment, (iii) any reduction in a Participant’s base salary, (iv) a significant change in the Company’s annual bonus program adversely affecting the Participant, or (v) a significant reduction in the other employee benefits provided to a Participant.

12.03. Gross-up Payment.    In the event of a Change of Control as defined under Section 280G of the Code, if the vesting of Awards and/or payment of Awards under this Plan and/or payments of amounts under any other agreement with or plan of the Company (in the aggregate the “Total Payments”) subject all or any part of the Total Payments to the tax (the “Excise Tax”) imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Company shall (except as otherwise provided by the Committee or in the Agreement) pay to the Participant in cash an additional amount (the “Additional Payment”) such that the net amount retained by the Participant, after deduction of any Excise Tax imposed upon the Total Payments and any federal, state and local income tax and Excise Tax upon the Additional Payment provided for by this Paragraph C, and any employment tax (including FICA and FUTA) upon such Additional Payment, shall be equal to the amount of Total Payments prior to such taxes. Such Additional Payment shall be made by the Company to the Participant as soon as practicable but in no event later than two and one-half (2 1/2) months after the year in which such Excise Tax or other tax liability is incurred. The determination of whether any of the Total Payments to a Participant will be subject to the Excise Tax, the calculation of parachute value under Section 280G of the Code of the Total Payments, and calculation of the Additional Payment, shall be made by a Certified Public Accounting firm jointly agreed to by the Company and the Participant.

ARTICLE XIII

OTHER PROVISIONS FOR GRANTS AND AWARDS

13.01. Tax Withholding Requirements.

(a) To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any required statutory federal, state and/or local withholding tax obligations that arise by reason of an Option exercise or other Award prior to delivery of any Shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(b) To the extent provided in the Agreement or permitted by the Committee, the Participant may (to the extent permitted under Section 409A of the Code) elect to have any such withholding obligations satisfied, in whole or in part, by having the Company’s withhold Shares subject to the Option or other Award, but not to exceed an amount equal to the minimum prescribed statutory withholding amount. The value of any Shares so

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withheld shall be determined based on the Fair Market Value as of the last trading day preceding the date the Shares are withheld for this purpose.

(c) Notwithstanding anything else herein to the contrary, in the event of a cashless exercise of an Option, the Fair Market Value for tax withholding purposes shall be the per-Share price at which the Shares were sold by the broker in executing the cashless exercise.

13.02. Withdrawal.    A Participant may at any time elect in writing to abandon an Award under the Plan.

13.03. Forfeiture Upon Termination For Cause.    In the event that a Participant’s status as an Employee or Director is terminated for Cause, all of the Participant’s outstanding unexercised Options and unpaid Awards shall (except as otherwise provided in the Agreement or by the Committee) automatically terminate as of the date he or she ceases to be an Employee or Director.

13.04. Registration, Listing and Qualification of Stock.

(a) No Option or SAR shall be exercisable, no Stock shall be issued or delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance.

(b) Any Shares issued pursuant to this Plan may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Awards shall be granted, Options or SARs shall be exercised, Shares shall be issued and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

(c) Any person exercising an Option or SAR or receiving Stock under any other Award shall make such representations, warranties and agreements and furnish such information as the Committee or the Company may request to assure compliance with the foregoing or any other applicable legal requirements.

13.05. Corporate Restrictions.

(a) Any Stock to be issued pursuant to an Award shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company.

(b) The Committee may provide that the Shares issued upon exercise of an Option or SAR or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or SAR or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

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13.06. Investment Representations.    The Company shall be under no obligation to issue any Shares pursuant to any Award unless the Shares have been effectively registered under the Securities Act of 1933 or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such Shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Option is effective and current or the Company has determined that such registration is unnecessary.

13.07. Registration.    If the Company shall deem it necessary or desirable to register under the Securities Act of 1933 or other applicable statutes any Stock issued or to be issued pursuant to an Award, or to qualify any such Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, the Company shall take such action at its own expense. The Company may require from each Participant such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose.

13.08. Transferability of Options, Stock Awards and Phantom Shares.    Notwithstanding any other provision of the Plan, the Committee may permit a Nonqualified Stock Option, Stock Award or Phantom Share Award to be transferred by a Participant to a family member (as defined in the General Instructions for the Form S-8) as a gift (or otherwise without payment of any consideration) on such terms and conditions as may be permitted under applicable law (or otherwise established by the Committee). Except as otherwise established by the Committee, the transferee shall be bound by the terms and conditions set forth in the Agreement for the transferred Award; provided, however that such transferee may not transfer Option or award except by will or the laws of descent and distribution.

13.09. Applicable Legal Requirements.    All Awards shall, to extent applicable, comply and be administered in accordance with the rules and requirements of Section 409A of the Code. To extent necessary to ensure such compliance, the Committee may reform any Agreement to the extent it determines that the Agreement does not comply with Section 409A.

ARTICLE XIV

AMENDMENT AND TERMINATION

14.01. Amendment.

(a) The Board shall have the right to amend the Plan at any time and from time to time; provided, that no such amendment of the Plan shall, without stockholder approval, be effective if stockholder approval of the amendment is required at such time to qualify for any exemption from Section 16 of the Exchange Act or by any other applicable law, regulation, rule or order.

(b) No amendment may be made that would cause an Option or other Award not to qualify for exemption under Section 16 of the Exchange Act.

(c) Except as otherwise provided in the Plan or the Agreement, no amendment of the Plan shall, without the written consent of a Participant adversely affect the rights of the Participant with respect to an Option or other Award prior to the date of the amendment or termination (except to the extent necessary to comply with any applicable law, regulation, rule or order).

(d) Notwithstanding anything herein or in any Agreement to the contrary, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for Options or any other Awards made under the Plan to qualify for any exemption provided under Section 16 of the Exchange Act and any such

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amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding Options or other Award previously issued under the Plan. In the event of such an amendment to the Plan, the holder of any Option or other Award shall, upon request of the Board and as a condition for exercising of such Option, obtaining such other award, execute a conforming amendment in the form prescribed by the Board to the Agreement within such reasonable period of time as the Board shall specify in such request.

14.02. Termination.    The Board shall have the right to terminate the Plan at any time; provided, that no such termination shall, except as otherwise provided in any Agreement, terminate any outstanding Option or other award previously granted under the Plan or adversely affect the rights of such Participant without his or her written consent. No new Awards may be granted under the Plan on or after the date of termination.

ARTICLE XV

GENERAL PROVISIONS

15.01. Government Regulations.    The rights of Participants and the obligations of the Company hereunder shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental agency.

15.02. Unfunded Plan.    The Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any grant under the Plan.

15.03. Effect on Employment and Service.    Neither the adoption of this Plan, its operation, nor the issuance of any Awards hereunder shall confer upon any individual any right to continue as an Employee or Director of the Company or an Affiliate, or in any way affect any right and power of the Company or an Affiliate to terminate the employment or discontinue the service of any individual at any time with or without assigning a reason therefor.

15.04. Costs and Expenses.    Except as otherwise provided by the Board, all costs and expenses of administering the Plan shall be paid by the Company.

15.05. Proceeds from Sale of Stock.    Proceeds from the purchase of Shares by a Participant under the Plan may be used by the Company for any business purpose.

15.06. Governing Law.    This Plan shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to the conflicts of laws principles thereof). The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

15.07. Rules of Construction.    Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law and any regulation, rule or other formal guidance thereunder.

15.08. Invalidity.    If any provision of the Plan shall be held invalid or unlawful for any reason, such event shall not affect or render invalid or unenforceable the remaining provisions of the Plan.

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CHOICE HOTELS INTERNATIONAL, INC.

ANNUAL MEETING, MAY 1, 2006 AT 9:00 A.M.

DIRECTIONS TO CHOICE CENTRE

10720 Columbia Pike

Silver Spring, MD 20901

From Washington, DC – 16th Street North to Route 29 (Colesville Road). Pass over the Beltway (495), at which point Colesville Road becomes Columbia Pike. Choice Centre is on the left side approximately 2 miles past the Beltway.

From National Airport – Take George Washington Parkway approximately 8 miles to the Beltway I-495 North. Go North and follow Beltway as it curves East to Exit 30 – North Colesville Road. Go approximately 2 1/2 miles to Choice Hotels Headquarters on your left side.

From Dulles Airport – Use Dulles Free Access (stay off toll road). Go East approximately 18 miles to I-495 North Beltway. Go North and follow Beltway as it curves East to Exit 30 – North Colesville Road. Go approximately 2 1/2 miles to Choice Hotels Headquarters on your left hand side.

From BWI Airport – Take 195 West for 4 miles. Then take I–95 South for 14 miles to Highway 198 West toward Burtonsville. Go west 3 miles to Route 29 – Colesville Road. Turn left on Route 29 South and go approximately 7 miles to Choice Hotels Headquarters – next to Mobil gas station.

From Baltimore, MD – Take I-95 South to Highway 198 West toward Burtonsville. Go west 3 miles to Route 29 – Colesville Road. Turn left on Route 29 South and go approximately 7 miles to Choice Centre.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

Proxy card must be signed and dated on the reverse side.

ê    Please fold and detach card at perforation before mailing.    ê

CHOICE HOTELS INTERNATIONAL, INC.	PROXY

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL THREE OF THE PROPOSALS.

All shares of Company common stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated herein. If no instructions are indicated for Proposal One, Proposal Two or Proposal Three, such proxies will be voted in accordance with the Board of Directors recommendation as set forth herein with respect to such proposal(s).

1.	PROPOSAL ONE: Election of three Class III Directors.

NOMINEES:	(1) Fiona Dias	(2) Charles A. Ledsinger, Jr.	(3) Larry R. Levitan

	❑ FOR all nominees listed above		❑ WITHHOLD AUTHORITY
	(except as marked to the contrary)		to vote for all nominees listed above

(Instructions: To withhold authority to vote for any individual nominee, mark a line through such nominee’s name above)

2.	PROPOSAL TWO: Approval of the Choice Hotels International 2006 Long-Term Incentive Plan.

❑ FOR	❑ AGAINST	❑ ABSTAIN

3. PROPOSAL THREE:	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

❑ FOR	❑ AGAINST	❑ ABSTAIN

❑If	you plan to attend the Annual Meeting of Shareholders, please mark the box and promptly return this Proxy Card

(CONTINUED ON OTHER SIDE)

V O T E B Y T E L E P H O N E
c/o Stock Transfer Department Post Office Box 105649 Atlanta GA 30348	Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.
V O T E B Y I N T E R N E T
Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.
V O T E B Y M A I L
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 3230, Pittsburgh PA. 15230.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Vote by Internet Access the Website and cast your vote: www.cesvote.com	Vote by Mail Return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week.

If you vote by telephone or over the Internet, do not mail your proxy card.

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Proxy card must be signed and dated below.

ê    Please fold and detach card at perforation before mailing.    ê

CHOICE HOTELS INTERNATIONAL, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 1, 2006

The undersigned hereby appoints CHARLES A. LEDSINGER, JR. and ERVIN R. SHAMES, and each of them, the true and lawful attorneys and proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Choice Hotels International, Inc. (the “Company”) to be held on May 1, 2006 at 9:00 a.m. at the Company’s Learning Center, Choice Centre, 10720 Columbia Pike, Silver Spring, Maryland and at any adjournment thereof, and to vote all shares of common stock held of record which the undersigned could vote, with all the powers the undersigned would possess if personally present at such meeting, as designated below.

Dated: , 2006

Signature

Signature

(Signatures should correspond exactly with the name or names appearing above. Attorneys, trustees, Executors, administrators, guardians and others signing in a representative capacity should designate their full titles. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.)